Execution Copy

SALE AND SERVICING

AGREEMENT

among

CPS AUTO RECEIVABLES TRUST 2016-A, as

Issuer,

CPS RECEIVABLES FIVE LLC, as

Seller,

CONSUMER PORTFOLIO SERVICES, INC.,

Individually and as Servicer

CPS AUTO RECEIVABLES GRANTOR TRUST 2016-A, as

Grantor Trust

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

Backup Servicer, Custodian and Indenture Trustee

Dated as of January 1, 2016

SALE AND SERVICING AGREEMENT dated as of January 1, 2016, among CPS AUTO RECEIVABLES TRUST 2016-A, a Delaware statutory trust, as Issuer, CPS RECEIVABLES FIVE LLC, a Delaware limited liability company, as Seller, CONSUMER PORTFOLIO SERVICES, INC., a California corporation, individually and as Servicer, CPS AUTO RECEIVABLES GRANTOR TRUST 2016-A, a Delaware statutory trust, as Grantor Trust, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer, Custodian and Indenture Trustee.

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts and promissory notes and security agreements initially acquired by Consumer Portfolio Services, Inc. through motor vehicle dealers and independent finance companies;

WHEREAS, the Seller has purchased such receivables from Consumer Portfolio Services, Inc. and is willing to sell such receivables to the Issuer;

WHEREAS the Issuer desires to purchase additional receivables arising in connection with motor vehicle retail installment sale contracts and promissory notes and security agreements to be acquired on or after the Closing Date by Consumer Portfolio Services, Inc. through motor vehicle dealers and independent finance companies;

WHEREAS the Seller has agreements to purchase such additional receivables from Consumer Portfolio Services, Inc. and is willing to sell such receivables to the Issuer; and

WHEREAS, the Issuer will, simultaneously with each acquisition of receivables hereunder, contribute such receivables and related assets to the Grantor Trust in exchange, on the Closing Date, for a Grantor Trust Certificate representing all of the beneficial interest in such Grantor Trust; and

WHEREAS, the Grantor Trust Certificate will be pledged by the Issuer to the Indenture Trustee in connection with the Issuer’s issuance of its asset-backed notes; and

WHEREAS, the Servicer is willing to service the receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Definitions.  (a) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accountants’ Report” means the report of a firm of nationally recognized independent accountants described in Section 4.11.

“Addition Notice” means, with respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2, notice of the Seller’s election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

“Additional Servicing Compensation” shall mean, with respect to a Receivable, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables collected (from whatever source) on the Receivables.

“Affiliate” of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person.  For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Aggregate Extension Limitation” has the meaning assigned to such term in Section 4.2.

“Aggregate Note Balance” means, as of any date of determination, the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance, the Class E Note Balance and the Class F Note Balance.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Assignment” has the meaning assigned to such term in the Receivables Purchase Agreement.

“Assumption Date” has the meaning specified in Section 10.3(a).

“Backup Servicer” means Wells Fargo Bank, National Association, in its capacity as Backup Servicer under this Agreement.

“Backup Servicing Fee” means, so long as the Backup Servicer is not then acting as Servicer, the “Monthly Backup Servicing Fee,” as reflected on the Trustee Fee Schedule, due and payable on each Payment Date in respect of the immediately preceding Collection Period; provided, however, that on the first Payment Date the Backup Servicer will be entitled to receive an amount equal to Backup Servicing Fee multiplied by a fraction, the numerator of which is the number of days from and including the Closing Date to and including January 31, 2016, and the denominator of which is 360.

“Basic Documents” means this Agreement, each Subsequent Transfer Agreement, the Certificate of Trust, the Issuer Trust Agreement, the Grantor Trust Agreement, the Indenture, the Receivables Purchase Agreement, each Subsequent Receivables Purchase Agreement, each Assignment, the Lockbox Agreement, the Placement Agency Agreement, the Notes, the Residual Pass-through Certificates, Grantor Trust Certificate and any and all other documents and certificates delivered in connection with the foregoing.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Minnesota, the State of Delaware or the State in which the executive offices of the Servicer are located shall be authorized or obligated by law, executive order, or governmental decree to be closed.

“Casualty” means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

“Certificate Distribution Account” has the meaning assigned to such term in the Issuer Trust Agreement.

“Certificate Register” has the meaning assigned to such term in the Issuer Trust Agreement.

“Certificate Registrar” has the meaning assigned to such term in the Issuer Trust Agreement.

“Class” means the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes or the Class F Notes as the context requires.

“Class A Final Scheduled Payment Date” means the Payment Date occurring in October 15, 2019.

“Class A Interest Rate” has the meaning assigned to such term in the Indenture.

“Class A Note Balance” on the Closing Date will equal the Original Class A Note Balance and on any date thereafter will equal the Original Class A Note Balance reduced by all distributions of principal previously made in respect of the Class A Notes.

“Class A Notes” has the meaning assigned to such term in the Indenture.

“Class A Parity Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (x) the Class A Note Balance on such Payment Date over (y) the Collateral Balance at the end of the related Collection Period.

“Class B Final Scheduled Payment Date” means the Payment Date occurring in May 15, 2020.

“Class B Interest Rate” has the meaning assigned to such term in the Indenture.

“Class B Note Balance” on the Closing Date will equal the Original Class B Note Balance and on any date thereafter will equal the Original Class B Note Balance reduced by all distributions of principal previously made in respect of the Class B Notes.

“Class B Notes” has the meaning assigned to such term in the Indenture.

“Class B Parity Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (x) the sum of the Class A Note Balance (after giving effect to any reduction thereof to occur on such Payment Date due to any payments of Class A Parity Deficit Amounts on such Payment Date) and the Class B Note Balance on such Payment Date over (y) the Collateral Balance at the end of the related Collection Period.

“Class C Final Scheduled Payment Date” means the Payment Date occurring in December 15, 2021.

“Class C Interest Rate” has the meaning assigned to such term in the Indenture.

“Class C Note Balance” on the Closing Date will equal the Original Class C Note Balance and on any date thereafter will equal the Original Class C Note Balance reduced by all distributions of principal previously made in respect of the Class C Notes.

“Class C Notes” has the meaning assigned to such term in the Indenture.

“Class C Parity Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (x) the sum of the Class A Note Balance and the Class B Note Balance (after giving effect to any reduction thereof to occur on such Payment Date due to any payments of Class A Parity Deficit Amounts and Class B Parity Deficit Amounts on such Payment Date) and the Class C Note Balance on such Payment Date over (y) the Collateral Balance at the end of the related Collection Period.

“Class D Final Scheduled Payment Date” means the Payment Date occurring in December 15, 2021.

“Class D Interest Rate” has the meaning assigned to such term in the Indenture.

“Class D Note Balance” on the Closing Date will equal the Original Class D Note Balance and on any date thereafter will equal the Original Class D Note Balance reduced by all distributions of principal previously made in respect of the Class D Notes.

“Class D Notes” has the meaning assigned to such term in the Indenture.

“Class D Parity Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (x) the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance (after giving effect to any reduction thereof to occur on such Payment Date due to any payments of Class A Parity Deficit Amounts, Class B Parity Deficit Amounts and Class C Parity Deficit Amounts on such Payment Date) and the Class D Note Balance on such Payment Date over (y) the Collateral Balance at the end of the related Collection Period.

“Class E Final Scheduled Payment Date” means the Payment Date occurring in December 15, 2021.

“Class E Interest Rate” has the meaning assigned to such term in the Indenture.

“Class E Note Balance” on the Closing Date will equal the Original Class E Note Balance and on any date thereafter will equal the Original Class E Note Balance reduced by all distributions of principal previously made in respect of the Class E Notes.

“Class E Notes” has the meaning assigned to such term in the Indenture.

“Class E Parity Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (x) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance (after giving effect to any reduction thereof to occur on such Payment Date due to any payments of Class A Parity Deficit Amounts, Class B Parity Deficit Amounts, Class C Parity Deficit Amounts and Class D Parity Deficit Amounts on such Payment Date) and the Class E Note Balance on such Payment Date over (y) the Collateral Balance at the end of the related Collection Period.

“Class F Final Scheduled Payment Date” means the Payment Date occurring in March 15, 2023.

“Class F Interest Rate” has the meaning assigned to such term in the Indenture.

“Class F Note Balance” on the Closing Date will equal the Original Class F Note Balance and on any date thereafter will equal the Original Class F Note Balance reduced by all distributions of principal previously made in respect of the Class F Notes.

“Class F Notes” has the meaning assigned to such term in the Indenture.

“Class F Parity Deficit Amount” means, with respect to any Payment Date, the excess, if any, of (x) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance and the Class E Note Balance (after giving effect to any reduction thereof to occur on such Payment Date due to any payments of Class A Parity Deficit Amounts, Class B Parity Deficit Amounts, Class C Parity Deficit Amounts, Class D Parity Deficit Amounts and Class E Parity Deficit Amounts on such Payment Date) and the Class F Note Balance on such Payment Date over (y) the Collateral Balance at the end of the related Collection Period.

“Closing Date” means January 27, 2016.

“Code” has the meaning specified in Section 3.2(b).

“Collateral” has the meaning assigned to such term in the Indenture.

“Collateral Balance” means, as of any date of determination, the sum of (i) the Pool Balance as of such date, and (ii) the Pre-Funded Amount as of such date.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1(a).

“Collection Period” means, with respect to each Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.  Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, and (ii) all distributions.

“Collection Policy” means the collection policies of the Seller/Servicer, which are the practices and procedures employed in the servicing of Receivables as of the Closing Date, as described in Exhibit E hereto.

“Contract” means a motor vehicle retail installment sale contract or an installment promissory note and security agreement, in each case relating to the sale or refinancing of new or used automobiles, light duty trucks, vans or minivans, and any other documents related thereto from time to time.

“Controlling Class” means (i) so long as any Class A Notes are Outstanding, the Class A Notes, (ii) after payment in full of the Class A Notes, so long as any Class B Notes are Outstanding, the Class B Notes, (iii) after payment in full of the Class A Notes and the Class B Notes, so long as any Class C Notes are Outstanding, the Class C Notes, (iv) after payment in full of the Class A Notes, the Class B Notes and the Class C Notes, so long as any Class D Notes are Outstanding, the Class D Notes, (v) after payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, so long as any Class E Notes are Outstanding, the Class E Notes and (vi) after payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, so long as any Class F Notes are Outstanding, the Class F Notes.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware  19890-0001, (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee, which at the time of execution of this agreement is Sixth Street and Marquette Avenue,  MAC N9311-161, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services/Asset Backed Administration – CPS 2016-A, (iii) with respect to the Delaware Trustee, the principal corporate trust office of the Delaware Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware  19890-0001 and (iv) with respect to the Grantor Trust Trustee, the principal corporate trust office of the Grantor Trust Trustee, which at the time of execution of this agreement is Sixth Street and Marquette Avenue,  MAC N9311-161, Minneapolis, Minnesota, 55479, Attention: Corporate Trust Services/Asset Backed Administration – CPS 2016-A.

“CPS” means Consumer Portfolio Services, Inc., a California corporation and its successors.

“Cram Down Loss” means, with respect to a Receivable (other than a Liquidated Receivable), if a court of appropriate jurisdiction in an insolvency proceeding issues a ruling that reduces the amount owed on a Receivable or otherwise modifies or restructures the Scheduled Receivable Payments to be made thereon, an amount equal to the sum of (a) the Principal Balance of the Receivable immediately prior to such order minus the Principal Balance of such Receivable as so reduced, modified or restructured, plus (b) if such court shall have issued an order reducing the effective rate of interest on such Receivable, an amount equal to the excess of (i) the net present value (using as a discount rate a rate equal to the adjusted APR on such Receivable) of the Scheduled Receivable Payments as so modified or restructured over (ii) the net present value (using as a discount rate a rate equal to the original APR on such Receivable) of the Scheduled Receivable Payments as so modified or restructured.  A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

“Cumulative Net Losses” means, as of any date of determination, the aggregate cumulative principal amount of all Receivables that have become Liquidated Receivables since the Initial Cutoff Date, net of all Net Liquidation Proceeds and Recoveries with respect to such Receivables as of last day of the most recently ended Collection Period.

“Cumulative Net Loss Rate” means, as of any date of determination, a rate expressed as a percentage equal to a fraction (I) the numerator of which is the Cumulative Net Losses with respect to all Receivables and (II) the denominator of which is the Original Pool Balance.

“Custodial Fees” means “Collateral Custody Fees” as reflected on the Trustee Fee Schedule, due and payable on each Payment Date in respect of the immediately preceding Collection Period.

“Custodian” means Wells Fargo Bank, National Association, in its capacity as Custodian under this Agreement.

“Cutoff Date” means the Initial Cutoff Date (in the case of the Initial Receivables) or the applicable Subsequent Cutoff Date (in the case of a Subsequent Receivable), as applicable.

“DBRS” means DBRS, Inc. or its successor.

“Dealer” means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to CPS.

“Defaulted Texas Receivables” means Receivables the related Obligors of which reside in the State of Texas or the related Financed Vehicles of which are located in the State of Texas and as to which more than 10% of a Scheduled Receivable Payment of more than ten dollars shall have become 90 or more days delinquent as of the end of a Collection Period, and which are subject to repurchase pursuant to Section 4.16.

“Deficiency Claim Amount” has the meaning set forth in Section 5.5(a).

“Deficiency Notice” has the meaning set forth in Section 5.5(a).

“Delaware Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as Delaware Trustee under the Grantor Trust Agreement, its successors in interest or any successor Delaware Trustee under the Grantor Trust Agreement.

“Delinquency Ratio” means, as of any date of determination, a rate expressed as a percentage equal to a fraction (I) the numerator of which is the aggregate Principal Balance of all Receivables that are Delinquent Receivables as of the last day of the most recently ended Collection Period and (II) the denominator of which is the aggregate Principal Balance of all Receivables as of the last day of the most recently ended Collection Period.

“Delinquent Receivable” means any Contract as to which more than ten percent (10%) of the Scheduled Receivable Payment is more than 30 days contractually delinquent as of the last day of the most recently ended Collection Period, including any Contract for which the related Financed Vehicle has been repossessed and the proceeds thereof have not yet been realized by the Servicer.

“Delivery” means, when used with respect to Trust Account Property  (terms used in the following provisions that are not otherwise defined are used as defined in Articles 8 and 9 of the UCC):

(i) in the case of such Trust Account Property consisting of security entitlements not covered by the following paragraphs in this definition of Delivery, by (1) causing the Indenture Trustee or related securities intermediary to indicate by book-entry that a financial asset related to such securities entitlement has been credited to the related Trust Account and (2) causing the Indenture Trustee or related securities intermediary to indicate that the  Indenture Trustee is the sole entitlement holder of each such securities entitlement and causing the Indenture Trustee or related securities intermediary to agree that it will comply with entitlement orders originated by the Indenture Trustee with respect to each such security entitlement without further consent by the Issuer;

(ii) in the case of each certificated security (other than a clearing corporation security (as defined below)) or instrument by: (1) the delivery of such certificated security or  instrument to the Indenture Trustee or related securities intermediary registered in the name of the Indenture Trustee or related securities intermediary or its respective affiliated nominee or endorsed to the Indenture Trustee or related securities intermediary in blank; (2) causing the Indenture Trustee or related securities intermediary to continuously indicate by book-entry that such certificated security or instrument is credited to the related Trust Account; and (3) the Indenture Trustee or related securities intermediary maintaining continuous possession of such certificated security or instrument;

(iii) in the case of each uncertificated security (other than a clearing corporation security (as defined below)), by causing: (1) such uncertificated security to be continuously registered in the books of the issuer thereof to the Indenture Trustee or related securities intermediary; and (2) the Indenture Trustee or related securities intermediary to continuously indicate by book-entry that such uncertificated security is credited to the related Trust Account;

(iv) in the case of each security in the custody of or maintained on the books of a clearing corporation (a “clearing corporation security”), by causing: (1) the relevant clearing corporation to credit such clearing corporation security to the securities account of the Indenture Trustee or related securities intermediary at such clearing corporation; and (2) the Indenture Trustee or related securities intermediary to continuously indicate by book-entry that such clearing corporation security is credited to the related Trust Account;

(v) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof (other than a security issued by the Government National Mortgage Association) representing a full faith and credit obligation of the United States of America and that is maintained in book-entry records of the Federal Reserve Bank of New York (“FRBNY”) (each such security, a “government security”), by causing: (1) the creation of a security entitlement to such government security by the credit of such government security to the securities account of the Indenture Trustee or related securities intermediary at the FRBNY; and (2) the Indenture Trustee or related securities intermediary to continuously indicate by book-entry that such government security is credited to the related Trust Account.

(vi) each case of delivery contemplated pursuant to clauses (ii) through (v) hereof, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Trust Property which constitutes a security is held in trust pursuant to and as provided in this Agreement.

“Determination Date” means the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the related Payment Date.

“Eligible Account” means a segregated direct deposit or trust account maintained with a depository institution organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, so long as (i) such depository institution has a credit rating from Standard & Poor’s for its long-term unsecured debt of at least BBB and a credit rating from DBRS for its long-term unsecured debt of at least BBB (high) or for its short-term unsecured debt of at least R-1 (low) and (ii) such depository institution’s deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in registered form which evidence:

(i)           direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(ii)           demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated “A-1+” by Standard & Poor’s and “R-1 (high)” by DBRS;

(iii)           commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated “A-1+” by Standard & Poor’s and “R-1 (high)” by DBRS;

(iv)           bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(v)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (a) a depository institution or trust company (acting as principal) described in clause (ii) or (b) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated “A-1+” by Standard & Poor’s and “R-1 (high)” by DBRS and long term unsecured debt obligations are rated “AAA” by Standard & Poor’s and “AAA” by DBRS;

(vi)           money market mutual funds (including funds for which the Indenture Trustee may act as a sponsor or advisor or for which the Indenture Trustee may receive income) registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from Standard & Poor’s and, to the extent rated by DBRS, DBRS, in the highest investment category granted thereby; and

(vii)           any other investment as to which the Rating Agency Condition is satisfied;

provided that, an Eligible Investment must have a fixed principal amount due at maturity and, if rated by Standard & Poor’s, must not have an “r” suffix attached to the rating.

Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Indenture Trustee or any of their respective Affiliates.

“Eligible Servicer” means a Person that, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

“ERISA” has the meaning specified in Section 3.2(b).

“Event of Default” has the meaning specified in the Indenture.

“FDI” means FDI Computer Consulting, Inc., a California corporation doing business as FDI Collateral Management.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Payment Date” means with respect to the Class A Notes, the Class A Final Scheduled Payment Date, with respect to the Class B Notes, the Class B Final Scheduled Payment Date, with respect to the Class C Notes, the Class C Final Scheduled Payment Date, with respect to the Class D Notes, the Class D Final Scheduled Payment Date, with respect to the Class E Notes, the Class E Final Scheduled Payment Date and with respect to the Class F Notes, the Class F Final Scheduled Payment Date.

“Financed Vehicle” means a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under a Receivable.

“Funding Period” means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Termination Event occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller, and (d) March 12, 2016.

“Grantor Trust” means CPS Auto Receivables Grantor Trust 2016-A, a Delaware statutory trust.

“Grantor Trust Agreement” means the Trust Agreement dated as of October 30, 2015, by and between the Seller, as depositor, and the Delaware Trustee, as amended and restated by the Amended and Restated Trust Agreement dated as of January 27, 2016, by and between the Issuer, as grantor, the Grantor Trust Trustee, the Delaware Trustee and the Seller, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Grantor Trust Certificate” means the Grantor Trust Certificate issued by the Grantor Trust to the Issuer in accordance with the Grantor Trust Agreement representing a 100% beneficial ownership interest in the Grantor Trust Estate.

“Grantor Trust Estate” means the assets contributed by the Trust to the Grantor Trust pursuant to the Grantor Trust Agreement, which includes all of the Receivables and Other Conveyed Property acquired from the Seller by the Trust hereunder, and all other assets acquired by the Grantor Trust.

“Grantor Trust Trustee” means Wells Fargo Bank, National Association, not in its individual capacity but solely as Grantor Trust Trustee under the Grantor Trust Agreement, its successors in interest or any successor Grantor Trust Trustee under the Grantor Trust Agreement.

“Indenture” means the Indenture dated as of January 1, 2016, between the Issuer and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Indenture Trustee” means the Person acting as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Initial Cutoff Date” means the close of business on December 31, 2015.

“Initial Receivable” means each Contract related to a Financed Vehicle transferred to the Issuer pursuant to Section 2.1, which, as of the Closing Date, is listed on Schedule A (which Schedule A may be in the form of an electronic file), and all rights and obligations thereunder, except for Initial Receivables that shall have become Purchased Receivables or Sold Receivables.

“Initial Spread Account Deposit” means $2,559,371.50.

“Initial Transferred Property” means the property and proceeds conveyed pursuant to Section 2.1.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Interest Rate” means the Class A Interest Rate, the Class B Interest Rate, the Class C Interest Rate, the Class D Interest Rate, the Class E Interest Rate or the Class F Interest Rate, as applicable.

“Investment Earnings” means, with respect to any Payment Date and any Trust Account, the investment earnings on amounts on deposit in such Trust Account during the related Collection Period and deposited into the Collection Account on such Payment Date pursuant to Section 5.1(f).

“Issuer” means CPS Auto Receivables Trust 2016-A.

“Issuer Trust Agreement” means the Trust Agreement dated as of October 30, 2015, by and between CPS Receivables Five LLC, as depositor, and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement dated as of January 27, 2016, by and between the Seller, as depositor, and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, storage liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification (paper or electronic) issued by the Registrar of Titles of the applicable state (or by the Title Intermediary) to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded with the State for purposes of establishing the existence and priority of a secured party’s Lien on the Financed Vehicle. In any jurisdiction in which the original certificate of title is required to be given to the registered owner of the Financed Vehicle, the term “Lien Certificate” shall mean only a certificate or notification, paper or electronic, issued to a secured party.

“Liquidated Receivable” means, as of any date of determination, any Receivable as to which any of the following first occurs:  (i)  the related Financed Vehicle has been sold by the Servicer; (ii) the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, (iii) more than 10% of a Scheduled Receivable Payment of more than ten dollars shall have become 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days delinquent as of the end of a Collection Period, (iv) with respect to which proceeds have been received which, in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable; (v) the related Obligor has filed for bankruptcy under Federal or state law and the Servicer has determined that its loss is known; or (vi) such Receivable becomes a Sold Receivable.

“Lockbox Account” means a direct deposit account maintained on behalf of the Indenture Trustee by the Lockbox Bank pursuant to Section 4.2(b).

“Lockbox Agreement” means the Deposit Account Agreement, dated as of January 27, 2016 by and among the Lockbox Processor, the Lockbox Bank, the Servicer, the Issuer and the Indenture Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time, unless the Indenture Trustee shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other replacement agreement therefor among the Servicer, the Indenture Trustee, the Lockbox Bank and the Lockbox Processor.

“Lockbox Bank” means, as of any date, Wells Fargo Bank, National Association or another depository institution named by the Servicer and acceptable to the Indenture Trustee at which the Lockbox Account is established and maintained as of such date.

“Lockbox Processor” means Wells Fargo Bank, National Association and its successors and assigns.

“LTV” means, with respect to any Receivable, the ratio, at the time of origination, of (i) the amount financed of such Receivable to (ii) the wholesale book value of the related Financed Vehicle as set forth in the Kelly Blue Book®, the NADA Official Used Car Guide® or the Black Book Wholesale Average Condition.

“Majority Certificateholders” has the meaning assigned to such term in the Issuer Trust Agreement.

“Mandatory Redemption Date” means the first Payment Date occurring on or after the last day of the Funding Period.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become 120 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and (B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) the related Financed Vehicle of which has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and the related Financed Vehicle of which has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Memorandum” means the Confidential Private Placement Memorandum dated as of January 26, 2016, and the Confidential Preliminary Private Placement Memorandum dated January 14, 2016, collectively, relating to the private placement of the Notes.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, including any Sale Amounts, net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and any repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Non-United States Investor” has the meaning assigned to such term in the Issuer Trust Agreement.

“Note Balance” means, with respect to the Class A Notes, the Class A Note Balance, with respect to the Class B Notes, the Class B Note Balance, with respect to the Class C Notes, the Class C Note Balance, with respect to the Class D Notes, the Class D Note Balance, with respect to the Class E Notes, the Class E Note Balance and with respect to the Class F Notes, the Class F Note Balance.

“Note Majority” means the Holders collectively evidencing more than 50% of the aggregate outstanding Note Balance for each Class of Notes.

“Note Paying Agent” has the meaning assigned to such term in the Indenture.

“Note Prepayment Amount” means an amount equal to the Pre-Funded Amount on the Mandatory Redemption Date (after giving effect to any application thereof to acquire Subsequent Receivables on the last day of the Funding Period).

“Note Register” has the meaning assigned to such term in the Indenture.

“Note Registrar” has the meaning assigned to such term in the Indenture.

“Noteholder” or “Holder” has the meaning assigned to such term in the Indenture.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, for each Class of Notes, the excess of the Noteholders’ Interest Distributable Amount for such Class of Notes for the preceding Payment Date over the amount that was actually deposited in the Collection Account on such preceding Payment Date on account of the Noteholders’ Interest Distributable Amount for such Class of Notes.

“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date and any Class of Notes, the sum of (i) the Noteholders’ Monthly Interest Distributable Amount for such Class of Notes for such Payment Date, (ii) the Noteholders’ Interest Carryover Shortfall for such Classes of Notes for such Payment Date and (iii) interest on such Noteholders’ Interest Carryover Shortfall for such Class of Notes, to the extent permitted by law, at the applicable Interest Rate from and including the preceding Payment Date to but excluding the current Payment Date.

“Noteholders’ Monthly Interest Distributable Amount” means for each Class of Notes (i) for the first Payment Date, an amount equal to the product of (1) the Interest Rate for such Class of Notes, (2) the Original Class Note Balance for such Class of Notes, and (3) a fraction, the numerator of which is the number of days from and including the Closing Date to and including February 14, 2016, and the denominator of which is 360; and (ii) for any Payment Date after the first Payment Date, an amount equal to the product of (1) one-twelfth of the Interest Rate for such Class of Notes and (2) the Note Balance for such Class of Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of (x) the Aggregate Note Balance (after giving effect to any reduction thereof to occur on such Payment Date due to any payments of Class A Parity Deficit Amounts, Class B Parity Deficit Amounts, Class C Parity Deficit Amounts, Class D Parity Deficit Amounts, Class E Parity Deficit Amounts and Class F Parity Deficit Amounts on such Payment Date) over (y)(i) the Collateral Balance as of the end of the related Collection Period less (ii) the Target Pool Overcollateralization Amount.  On any Payment Date after the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the Noteholders’ Principal Distributable Amount shall be the Aggregate Note Balance.

“Notes” means the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes, collectively.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officer’s Certificate” means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of CPS, the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel who may but need not be counsel to the Seller or the Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee and which opinion shall be acceptable in form and substance to the Indenture Trustee.

“Original Class A Note Balance” means $177,650,000.

“Original Class B Note Balance” means $42,500,000.

“Original Class C Note Balance” means $51,850,000.

“Original Class D Note Balance” means $36,550,000.

“Original Class E Note Balance” means $20,910,000.

“Original Class F Note Balance” means $10,540,000.

“Original Collateral Balance” means the (i) aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date and (ii) the initial Pre-Funded Amount.

 “Original Pool Balance” means, as of any date of determination, the sum of (i) the Pool Balance as of the Initial Cutoff Date ($255,937,150.24) and (ii) the aggregate Principal Balance of Subsequent Receivables, if any, as of their respective Subsequent Cutoff Dates.

 “Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Sections 2.1(b) through (j) of this Agreement and Sections 2.2(a)(ii) through (x).

“Outstanding” has the meaning assigned to such term in the Indenture.

“Owner Trust Estate” has the meaning assigned to such term in the Issuer Trust Agreement.

“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee under the Issuer Trust Agreement, its successors in interest or any successor Owner Trustee under the Issuer Trust Agreement.

“Payment Date” means, with respect to each Collection Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on February 16, 2016.

“Pending Litigation” means the litigation matters that are described under “CPS – Recent Developments” in the Memorandum.

“Percentage Interest” has the meaning assigned to such term in the Issuer Trust Agreement.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Placement Agency Agreement” means the Placement Agency Agreement relating to the Notes dated January 22, 2016, among Citigroup Global Markets Inc., for itself and as Representative of the several Placement Agents, CPS and the Seller.

“Placement Agent” means Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, and their respective successors and assigns.

“Pool Balance” as of any date of determination, means the aggregate Principal Balance of the Receivables (excluding Purchased Receivables, Sold Receivables and Liquidated Receivables) as of such date.

“Post Office Box” means the separate post office box in the name of the Trust established and maintained pursuant to Section 4.2.

“Post-Petition Receivable” means a Receivable, the Obligor of which, at the time of application, is or, in the case of Subsequent Receivables, will be the debtor in a Federal, State or other bankruptcy, insolvency or similar proceeding, provided that a Receivable shall no longer be considered a Post-Petition Receivable upon the related Obligor receiving a discharge in the related proceeding.

“Pre-Funded Amount” means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Account (exclusive of Pre-Funding Earnings), which initially shall be $84,062,849.76.

“Pre-Funding Account” has the meaning specified in Section 5.1(d).

“Pre-Funding Earnings” means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

“Principal Balance” of a Receivable, as of any date of determination, means the Amount Financed minus the sum of the following amounts without duplication:  (i) that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (ii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iii) any Cram Down Loss in respect of such Receivable; and (iv) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable; provided, however that the Principal Balance of a Receivable that has become a Liquidated Receivable shall equal zero.

“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(b).

“Program” has the meaning specified in Section 4.11.

“Purchase Amount” means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof, as reduced by the amount of any Cram Down Loss, plus all accrued and unpaid interest thereon to the end of the month of such purchase.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or CPS pursuant to Section 4.7 or Section 4.16, or repurchased by the Seller or CPS pursuant to Section 3.2, Section 3.4 or Section 11.1(a).

“Rating Agency” means each of DBRS and Standard & Poor’s and any successors thereof.  If no such organization or successor maintains a rating on the Notes, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any of the Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds allocable to principal.

“Receivable” means an Initial Receivable or a Subsequent Receivable, as applicable.

“Receivable Files” means the documents specified in Section 3.3(a).

“Receivables Purchase Agreement” means the Receivables Purchase Agreement dated as of January 1, 2016, by and between the Seller and CPS, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, relating to the purchase of the Receivables by the Seller from CPS.

“Record Date” means, with respect to any Note, (i) with respect to the first Payment Date, the Closing Date and (ii) with respect to any subsequent Payment Date, the last day of the calendar month preceding the calendar month in which such Payment Date occurs.

“Recoveries” means with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable first became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor (without duplication of amounts netted against the amounts realized in calculating the Net Liquidation Proceeds).

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and, as applicable, the issuance of certificates of titles relating to, motor vehicles and liens thereon.

“Repurchase Request” means, with respect to any Receivable, any request or demand from any Person whether oral or written that such Receivable be repurchased or replaced because of a breach of any of CPS’s or the Seller’s representations and warranties concerning the Receivables.

“Repurchase Request Recipient” has the meaning assigned to such term in Section 13.15.

“Repurchase Rules and Regulations” has the meaning assigned to such term in Section 13.15.

“Residual Certificateholder” means each person in whose name a Residual Pass-through Certificate is registered on the Certificate Register.

“Residual Pass-through Certificate” has the meaning assigned to such term in the Issuer Trust Agreement.

“Responsible Officer” has the meaning specified in the Issuer Trust Agreement.

“Rule 15Ga-1” means Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice” has the meaning assigned to such term in Section 13.15.

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Schedule of Receivables”  means the schedule of Initial Receivables attached hereto as Schedule A and the schedule of Subsequent Receivables attached to each Subsequent Transfer Agreement, collectively (which may be in the form of microfiche), as such schedules may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Scheduled Receivable Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period.  If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, or (iii) as a result of modifications or extensions of the Receivable permitted by Section 4.2(a), the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

 “Securities” means the Notes and the Residual Pass-through Certificates, collectively.

“Securityholders” means the Noteholders and the Residual Certificateholders, collectively.

“Seller” means CPS Receivables Five LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

“Seller’s Contract Purchase Guidelines” means the set of criteria that the Seller has established for purchasing Contracts on a state-by-state basis as reflected in rate cards and the approval authority summary, as the same may be amended from time to time.

“Series 2016-A Spread Account” means the account designated as such, established and maintained pursuant to Section 5.1(c).

“Servicer” means CPS, as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.3.

“Servicer Termination Event” means an event specified in Section 10.1.

“Servicer’s Certificate” means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 4.9, substantially in the form of Exhibit B.

“Servicing Fee” has the meaning specified in Section 4.8.

“Servicing Officer” means any Person whose name appears on a list of Servicing Officers delivered to the Indenture Trustee, as the same may be amended from time to time.

“Simple Interest Method” means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

“Simple Interest Receivable” means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Skip Receivable” means a Receivable (i) that is delinquent as of the Closing Date; and (ii) with respect to which CPS (a) has concluded that the address or telephone number of the related Obligor maintained by CPS as of the Closing Date is incorrect and CPS has not been able to obtain revised contact information for such Obligor and (b) has designated the status of the Receivable as “A07” or “F07” in accordance with its servicing procedures.

“Sold Receivable” means a Receivable that was more than 120 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(b).

“Specified Spread Account Requisite Amount” means, as of any date of determination, the lesser of (i) one percent (1.00%) of the Original Pool Balance and (ii) the Aggregate Note Balance; provided, however, that on and after the date on which the Aggregate Note Balance has been reduced to zero and all Classes of Notes have been distributed all amounts to which the Holders thereof are entitled under the Basic Documents, the Specified Spread Account Requisite Amount shall be $0.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Subsequent Cutoff Date” with respect to each Subsequent Receivable transferred pursuant to a Subsequent Receivables Purchase Agreement, has the meaning assigned to such term in such Subsequent Receivables Purchase Agreement.

“Subsequent Receivables” means each Contract related to a Financed Vehicle transferred to the Issuer pursuant to Section 2.2 (each of which shall be listed on Schedule A to the related Subsequent Transfer Agreement), and all rights and obligations thereunder, except for Subsequent Receivables that shall have become Purchased Receivables or  Sold Receivables.

“Subsequent Receivables Purchase Agreement” means an agreement by and between the Seller and CPS pursuant to which the Seller will acquire Subsequent Receivables from CPS during the Funding Period.

“Subsequent Spread Account Deposit” means, with respect to each Subsequent Transfer Date, an amount equal to one percent (1.00)% of the aggregate Principal Balance of related Subsequent Receivables as of the related Subsequent Cutoff Date transferred to the Trust on such Subsequent Transfer Date.

“Subsequent Transfer Agreement” means an agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit A.

“Subsequent Transfer Date” means, with respect to Subsequent Receivables, any date, occurring not more frequently than twice per calendar month, during the Funding Period on which Subsequent Receivables are transferred to the Trust pursuant to this Agreement.

“Subsequent Transferred Property” means the property and proceeds conveyed pursuant to Section 2.2.

“Successor Servicing Fee Schedule” means that certain Schedule of Successor Servicing Fees, Expenses and Distributions attached hereto as Exhibit G.

“Target Pool Overcollateralization Amount” means (a) as of any Payment Date prior to the occurrence of a Trigger Event, the greater of (i) 4.00% of the Collateral Balance as of the end of the immediately preceding Collection Period and (ii) 2.00% of the Original Pool Balance; (b) as of any Payment Date on or after the occurrence of a Trigger Event, the greater of (i) 12.50% of the Collateral Balance as of the end of the immediately preceding Collection Period and (ii) 2.00% of the Original Pool Balance.

“Texas Franchise Tax” means any tax imposed by the State of Texas pursuant to Tex. Tax Code Ann. § 171.001 (Vernon 2005), as amended by Tex. H.B. 3, 79th Leg., 3d C.S. (2006).

“Three-Month Rolling Average Delinquency Ratio” means, for any date of determination, the average of the Delinquency Ratios for each of the three immediately preceding Collection Periods.

“Three-Month Rolling Average Extension Ratio” means, for any date of determination, a rolling three month average of the ratio for each of the three immediately preceding Collection Periods, expressed as a percentage, of (i) the aggregate Principal Balance of the Receivables whose payments are extended during the related Collection Period to (ii) the Pool Balance as of the first day of the related Collection Period prior to giving effect to any payment activity on such date.

“Title Intermediary” means FDI or another title administration service provider approved in writing by the Servicer and which the Servicer has confirmed that such Title Intermediary is authorized by the Registrar of Titles to conduct electronic lien and titling transactions with respect to Financed Vehicles.

“Total Distribution Amount” means, for each Payment Date, the sum of the following amounts with respect to the related Collection Period:  (i) all collections on the Receivables; (ii) Net Liquidation Proceeds received during the Collection Period with respect to Liquidated Receivables; (iii) all proceeds from Recoveries with respect to Liquidated Receivables; (iv) all proceeds received during the Collection Period from Insurance Policies (other than funds used for the repair of the related Financed Vehicle or otherwise released by CPS to the related Obligor in accordance with normal servicing procedures); (v) Investment Earnings for the related Payment Date; (vi) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus the amount of any payments made by CPS to the Trust pursuant to its indemnification obligations under the Basic Documents; (vii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Payment Date by the Indenture Trustee for distribution pursuant to Section 5.7 hereof; (viii) any amounts released from the Series 2016-A Spread Account in accordance with the terms of Section 5.5(b) for payment pursuant to clauses (xxiv) through (xxvi) of Section 5.7(a); (ix) the proceeds of any purchase or sale of the assets of the Trust described in Sections 4.16 or 11.1 hereof; (x) any Sale Amounts realized by the Servicer in connection with the sale of Sold Receivables pursuant to Section 4.3(b); and (xi) any amounts payable to the Issuer under the terms of the Grantor Trust Agreement or Grantor Trust Certificate.

“Transferred Property” means the Initial Transferred Property and the Subsequent Transferred Property, collectively.

“Trigger Event” means, for each Payment Date, the Cumulative Net Loss Rate calculated as of the end of the related Collection Period exceeds the percentage set forth on Exhibit D hereto for such Payment Date.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” means, collectively, the Collection Account, the Series 2016-A Spread Account, the Pre-Funding Account and the Principal Distribution Account.

“Trust Officer” means, (i) in the case of the Indenture Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

“Trust Paying Agent” means the “Paying Agent” appointed and acting in such capacity pursuant to the Issuer Trust Agreement.

“Trust Property” means assets constituting part of or all of the Owner Trust Estate, including without limitation, the Grantor Trust Certificate.

“Trustee Fee Schedule” means the schedule attached hereto as Exhibit H.

“Trustee Fees” means the sum of (A) means the “Monthly Trustee Fee” and “Account Acceptance Fee” as reflected on the Trustee Fee Schedule; and (B) any amounts payable to the Owner Trustee pursuant to Article VIII of the Issuer Trust Agreement, (C) any amounts payable to the Delaware Trustee and Grantor Trust Trustee pursuant to Article VIII of the Grantor Trust Agreement, in each case, due and payable on each Payment Date in respect of the immediately preceding Collection Period; provided, however, with respect to the initial Payment Date, the “Monthly Trustee Fee” shall be pro-rated based on the number of days in the period beginning on the Closing Date and ending on the last day of the first Collection Period.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

(b) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or, if not defined therein, in the Issuer Trust Agreement.

(c) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on from time to time or any such instrument, certificate or other document, as applicable.  To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(e) (i) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (ii) the word “or” is not exclusive.

(f) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(h) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE 2

CONVEYANCE OF RECEIVABLES

SECTION 2.1 Conveyance of Receivables»

.  In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of the Securities, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(a) the Initial Receivables listed in Schedule A hereto and all monies received thereunder after the Initial Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Initial Receivables after the Initial Cutoff Date;

(b) the security interests in the Financed Vehicles granted by the related Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Lien Certificates with respect to such Financed Vehicles;

(c) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Initial Receivables or the Obligors thereunder;

(d) all proceeds from recourse against Dealers or CPS with respect to the Initial Receivables;

(e) all of the Seller’s rights and benefits, but none of its obligations or burdens, under the Receivables Purchase Agreement, including a direct right to cause CPS to purchase Initial Receivables from the Issuer and to indemnify the Issuer pursuant to the Receivables Purchase Agreement under the circumstances specified therein;

(f) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Initial Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or an Obligor’s obligations with respect to an Initial Receivable or a Financed Vehicle and any recourse to Dealers or CPS for any of the foregoing;

(g) the Receivable File related to each Initial Receivable;

(h) all amounts and property from time to time held in or credited to the Collection Account, the Lockbox Account, the Pre-Funding Account, the Series 2016-A Spread Account and the Principal Distribution Account;

(i) all property (including the right to receive future Net Liquidation Proceeds) that secures an Initial Receivable that has been acquired by or on behalf of CPS or the Seller, pursuant to a liquidation of such Receivable; and

(j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

SECTION 2.2 Conveyance of Subsequent Receivables.

(a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer’s delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.10(a) to be delivered to the Seller, the Seller will, on the related Subsequent Transfer Date, sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller in, to and under:

(i) the Subsequent Receivables listed in Schedule A to the related Subsequent Transfer Agreement and all monies received thereunder after the related Subsequent Cutoff Date and all Net Liquidation Proceeds and Recoveries received with respect to such Subsequent Receivables after the related Subsequent Cutoff Date;

(ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Lien Certificates with respect to such Financed Vehicles;

(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Subsequent Receivables or the Obligors thereunder;

(iv) all proceeds from recourse against Dealers or CPS with respect to the related Subsequent Receivables;

(v) all of the Seller’s rights and benefits, but none of its obligations or burdens, under the related Subsequent Receivables Purchase Agreement, including a direct right to cause CPS to purchase Subsequent Receivables from the Issuer under certain circumstances and to indemnify the Issuer pursuant to the Subsequent Receivables Purchase Agreement;

(vi) refunds for the costs of extended service contracts with respect to Financed Vehicles securing Subsequent Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or an Obligor’s obligations with respect to a Subsequent Receivable or Financed Vehicle and any recourse to Dealers or CPS for any of the foregoing;

(vii) the Receivable File related to each Subsequent Receivable;

(viii) all amounts and property from time to time held in or credited to the Collection Account, the Pre-Funding Account, the Series 2016-A Spread Account and the Principal Distribution Account;

(ix) all property (including the right to receive future Net Liquidation Proceeds) that secured a Subsequent Receivable that has been acquired by or on behalf of CPS or the Seller pursuant to a liquidation of such Receivable;  and

(x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i) the Seller shall have provided the Indenture Trustee, the Owner Trustee and each Rating Agency with an Addition Notice not later than five Business Days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the related Subsequent Receivables;

(ii) the Seller shall have delivered to the Owner Trustee, the Grantor Trust Trustee and the Indenture Trustee a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the related Subsequent Receivables;

(iii) the Seller shall, to the extent required by Section 4.2, have deposited in the Collection Account all collections in respect of the related Subsequent Receivables;

(iv) as of each Subsequent Transfer Date, (A) the Seller shall not be rendered insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(v) the Funding Period shall not have terminated;

(vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (A) the weighted average APR of such Receivables will be greater than or equal to 19.17%; (B) the remaining term of such Receivables will be within a range of 12 to 75 months; (C) not more than 77.00% of the aggregate Principal Balance of such Receivables will represent financing of used Financed Vehicles; (D) not more than 0.25% of the aggregate Principal Balance of such Receivables will have an APR in excess of 26.00% and not more than 21.00% of the aggregate Principal Balance of such Receivables will have an APR of less than 17.00%; (E) none of such Receivables will have an APR in excess of 35.00%; (F) each Receivable will have a minimum APR of 8.00%; (G) each Receivable will have an original term of no more than seventy-five (75) months, no more than 77.00% of the aggregate Principal Balance of such Receivables will have an original term in excess of sixty (60) months, and no more than 0.50% of the aggregate Principal Balance of such Receivables will have an original term in excess of seventy two (72) months; (H) no more than 8.50% of the aggregate Principal Balance of such Receivables will have been originated in Texas; (I) no more than 8.50% of the aggregate Principal Balance of such Receivables will have been originated in California; (J) no more than 7.00% of the aggregate Principal Balance of such Receivables will have been originated in Georgia; (K) not less than 77.00% of the aggregate Principal Balance of such Receivables will have been purchased under the Seller’s “Alpha,” “Super Alpha,” “Alpha Plus” or “Preferred” programs; (L) no more than 3.00% of the aggregate Principal Balance of such Receivables will be originated under the Seller’s First Time Buyer program; (M) no more than 9.50% of the aggregate Principal Balance of such Receivables will be originated under the Seller’s Delta program; (N) no less than 15.50% of the aggregate Principal Balance of such Receivables will be originated under the Seller’s Alpha Plus program; (O) no less than 13.75% of the aggregate Principal Balance of such Receivables on an aggregate basis will be originated under the Seller’s Preferred and Super Alpha programs; (P) no more than 13.00% of the aggregate Principal Balance of such Receivables will constitute Post-Petition Receivables; (Q) none of such Receivables will have an LTV in excess of 145.00%; (R) the weighted average LTV of such Receivables will be less than or equal to 116.00%; (S) no more than 0.05% of Receivables will have an LTV in excess of 141.00%; and (T) the Grantor Trust, the Trust, the Indenture Trustee, the Grantor Trust Trustee, the Delaware Trustee and the Owner Trustee shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (A) through (S) above;

(vii) each of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to the related Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

(viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the Subsequent Transfer Agreement have been sold to the Trust pursuant to this Agreement and further transferred by the Trust to the Grantor Trust pursuant to the Grantor Trust Agreement;

(ix) the Seller shall have taken any action required to maintain the first priority perfected security interest of (a) the Issuer in the Owner Trust Estate, (B) the Grantor Trust in the Grantor Trust Estate and (iii) the Indenture Trustee in the Collateral;

(x) no selection procedures adverse to the interests of the Noteholders shall have been utilized in selecting the Subsequent Receivables;

(xi) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Noteholders;

(xii) the Seller shall have delivered (A) to the Rating Agencies and each Placement Agent an Opinion of Counsel with respect to the characterization of the transfer of such Subsequent Receivables as a “true sale”, which Opinion of Counsel may be in the form of a “bring down” letter to the Opinion of Counsel delivered to the Rating Agencies and each Placement Agent on the Closing Date, and (B) to the Indenture Trustee and each Placement Agent the Opinion of Counsel required by Section 13.2(i)(i), which Opinion of Counsel may be in the form of a “bring down” letter to the Opinion of Counsel delivered to the Indenture Trustee and each Placement Agent on the Closing Date;

(xiii) each of the Seller and the Issuer shall have received verbal verification from the Rating Agencies that the addition of all such Subsequent Receivables will not result in a qualification, modification or withdrawal of the then current rating of each Class of Notes;

(xiv) the Servicer shall instruct the Indenture Trustee to transfer the Subsequent Spread Account Deposit to the Series 2016-A Spread Account with respect to the related Subsequent Receivables transferred on such Subsequent Transfer Date; and

(xv) the Seller shall have delivered to the Indenture Trustee an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable at a price equal to the Purchase Amount thereof, in the manner specified in Section 3.2.

SECTION 2.3 Transfers Intended as Sales.  It is the intention of the Seller that each transfer and assignment contemplated by Sections 2.1 or 2.2 shall constitute a sale of the Transferred Property from the Seller to the Trust and the beneficial interest in and title to the Transferred Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  In the event that, notwithstanding the intent of the Seller as set forth in this Section 2.3 and in Section 13.17, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of (and the Seller does hereby grant) a security interest in all of the Seller’s right, title and interest in, to and under the Transferred Property to the Trust for the benefit of the Securityholders and this Agreement shall constitute a security agreement under New York law.  The Seller shall take such actions as are necessary from time to time in order to maintain the perfection and priority of the Trust’s security interest in the Transferred Property as against creditors and transferees of the Seller.

SECTION 2.4 Further Encumbrance of Trust Property.

(a) Immediately upon the conveyance to the Trust by the Seller of any item of Transferred Property pursuant to Sections 2.1 and 2.2, all right, title and interest of the Seller in and to such item of Transferred Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Issuer Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Issuer Trust Agreement).

(b) Immediately upon the vesting of the Transferred Property in the Trust, the Trust, pursuant to the Grantor Trust Agreement, will (i) on the Closing Date, simultaneously contribute the Initial Transferred Property to the Grantor Trust in exchange for the Grantor Trust Certificate, and (ii) on each Subsequent Transfer Date, upon its acquisition of Subsequent Transferred Property, simultaneously therewith contribute such Subsequent Transferred Property to the Grantor Trust. Pursuant to the Indenture, the Trust shall grant a security interest in the Grantor Trust Certificate, among other assets, to secure the repayment of the Notes.  The Residual Pass-through Certificates shall represent beneficial ownership interests in the Trust Property, and the Residual Certificateholders shall be entitled to receive distributions with respect thereto as set forth in Section 5.7(a)(xxvi).  As holder of 100% of the Grantor Trust Certificate, the Trust, pursuant to the Grantor Trust Agreement, has been authorized by the Grantor Trust to exercise the rights of the Grantor Trust as owner of the Transferred Property, including, without limitation, directing the disposition of the proceeds of the Receivables.

ARTICLE 3

THE RECEIVABLES

SECTION 3.1 Representations and Warranties of Seller.  The Seller makes the following representations and warranties as to the Receivables to the Issuer and to the Indenture Trustee for the benefit of the Noteholders on which the Issuer relies in acquiring the Receivables, and on which the Indenture Trustee is deemed to have relied in executing and performing pursuant to this Agreement, the Indenture and the other Basic Documents to which it is a party.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date (in the case of the Initial Receivables) and as of the related Subsequent Transfer Date (in the case of the Subsequent Receivables), but shall survive the sale, transfer and assignment of the Receivables to the Issuer, the contribution thereof to the Grantor Trust and the pledge of the Grantor Trust Certificate to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(i) Characteristics of Receivables.  (A)  Each Receivable (1) has been originated in the United States of America by CPS or a Dealer without any fraud or misrepresentation on the part of CPS or such Dealer for the retail sale of a Financed Vehicle in the ordinary course of CPS’s or such Dealer’s business (and CPS or such Dealer had all necessary licenses and permits to originate such Receivable in the State where such Dealer was located or where such Receivable was originated), has been fully and properly executed by the parties thereto, has been purchased or originated by CPS in connection with the related Obligor’s purchase of the related Financed Vehicle and has been validly assigned by such Dealer to CPS, if not originated by CPS, and has been validly assigned by CPS to the Seller and by the Seller to the Issuer, (2) has created a valid, subsisting, and enforceable first priority perfected security interest in favor of CPS in the Financed Vehicle, which security interest has been assigned by CPS to the Seller, which in turn has assigned such security interest to the Grantor Trust, (3) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security including, without limitation, a right of repossession following a default, (4) provides for level monthly scheduled payments that fully amortize the Amount Financed over the original term (except for the last scheduled payment, which may be different from the level monthly payment) and yield interest at the Annual Percentage Rate, (5) has an Annual Percentage Rate of not less than  8.00% and not greater than 28.00%, (6) is a Simple Interest Receivable, (7) if originated by a Dealer, was sold by such Dealer without any fraud or misrepresentation on the part of such Dealer, (8) is denominated in U.S. dollars and (9) provides, in the case of a prepayment, for the full payment of the Principal Balance thereof plus accrued interest through the date of prepayment based on the Annual Percentage Rate of the Receivable.

Approximately 74.47%  of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date represents financing of used automobiles, light trucks, vans or minivans; the remainder of the Initial Receivables represent financing of new vehicles; approximately 3.97% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS Preferred Program; approximately 47.46% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS Alpha Program; approximately 8.60% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS Delta Program; approximately 2.59% of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS First-Time Buyer Program; approximately 10.86% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS Standard Program; approximately 10.60% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS Super Alpha Program; approximately 15.93% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were originated under the CPS Alpha Plus Program; all of the Initial Receivables were acquired by the Seller; approximately 11.8% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date were Post-Petition Receivables; each Initial Receivable has a final scheduled payment due no later than February 28, 2022; and each Initial Receivable was originated on or before the Initial Cutoff Date.

(ii) Additional Receivables Characteristics.  (A) As of the Initial Cutoff Date (in the case of the Initial Receivables) or the applicable Subsequent Cutoff Date (in the case of the Subsequent Receivables), no Receivable is more than 30 days contractually past due with respect to any Scheduled Receivable Payment, and no extensions were granted by the Servicer to satisfy such representation; and (B) as of the Closing Date (in the case of the Initial Receivables) or the applicable Subsequent Transfer Date (in the case of the applicable Subsequent Receivables), (I) no Receivable is a Skip Receivable and (II) no Receivable is more than 60 days contractually past due with respect to any Scheduled Receivable Payment.

(iii) Schedule of Receivables; Selection Procedures.  The information with respect to the Initial Receivables set forth in Schedule A to this Agreement is true and correct in all material respects as of the close of business on the Initial Cutoff Date; the information with respect to the Subsequent Receivables set forth in Schedule A to the related Subsequent Transfer Agreement is true and correct in all material respects as of the close of business on the related Subsequent Cutoff Date; no selection procedures adverse to the Securityholders have been utilized in selecting the Receivables.

(iv) Compliance with Law.  Each Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts (A) complied at the time the related Receivable was originated or made and at the execution of this Agreement (or the applicable Subsequent Transfer Agreement) complies in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Reservist Relief Act, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and all other applicable consumer credit laws and equal credit opportunity and disclosure laws, and (B) without limiting the generality of the foregoing, is not subject to liabilities or is not rendered unenforceable based on general theories of contract limitation or relief including, without limitation, theories based on unconscionable, deceptive, unfair, or predatory sales or financing practices.

(v) No Government Obligor.  None of the Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(vi) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to the Trust, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of CPS as secured party which security interest has been validly assigned by CPS to the Seller and by the Seller to the Grantor Trust, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created, except, as to priority, for any tax, storage or mechanics’ Liens that may arise after the Closing Date (in the case of the Initial Receivables) or the related Subsequent Transfer Date (in the case of the Subsequent Receivables).

(vii) Receivables in Force.  No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(viii) No Waiver.  Except as permitted under Section 4.2 and clause (ix) below, no provision of a Receivable has been waived.

(ix) No Amendments.  The terms of the related Contract have not been waived, altered, amended or modified (including, without limitation, by way of extension) in any respect, except by instruments or documents identified in the Receivable File with respect thereto, and no such waiver, alteration, amendment or modification has caused such Receivable to fail to meet all of the representations, warranties, and conditions set forth herein with respect thereto.  Such Contract constitutes the entire agreement between the Seller and the related Obligor.

(x) No Defenses.  No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(xi) No Liens.  As of the applicable Cutoff Date, (a) there are no liens or claims existing or that have been filed for work, labor, storage or materials relating to a Financed Vehicle that are prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable and (b) there is no lien against the related Financed Vehicle for delinquent taxes.

(xii) No Default; Repossession.  Except for payment delinquencies continuing for a period of not more than thirty days as of the applicable Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 4.2 and clause (ix) above); and no Financed Vehicle shall have been repossessed or assigned for repossession as of the Closing Date (in the case of the Initial Receivables) or the related Subsequent Transfer Date (in the case of the Subsequent Receivables).

(xiii) Insurance; Other.  (A) Each Obligor has obtained insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and each Receivable requires the Obligor to obtain and maintain such insurance naming CPS and its successors and assigns as loss payee or an additional insured, (B) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming CPS as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle that secures the Receivable is covered by an extended service contract.

(xiv) Title.  It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables and the Other Conveyed Property from the Seller to the Trust and that the beneficial interest in and title to such Receivables and the Other Conveyed Property not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No Receivable or Other Conveyed Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust.  Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable and the Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Grantor Trust shall have good and marketable title to each such Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

(xv) Lawful Assignment.  No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities shall be unlawful, void, or voidable.  Neither CPS nor the Seller has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

(xvi) All Filings Made.  All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give (i) the Seller a first priority perfected security interest in the Receivables and the other property transferred and conveyed to the Seller pursuant to the Receivables Purchase Agreement, (ii) the Issuer a first priority perfected security interest in the Receivables and the Other Conveyed Property, and (iii) the Indenture Trustee a first priority perfected security interest in the Collateral have been made, taken or performed.

(xvii) Receivable File; One Original.  CPS has delivered to the Custodian a complete Receivable File with respect to each Receivable.  There is only one original executed copy of each Receivable.

(xviii) Chattel Paper.  Each Contract constitutes “tangible chattel paper” under the UCC.

(xix) Title Documents.  The Lien Certificate with respect to each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 180 days and will show, CPS named as the original secured party under the related Receivable as the holder of a first priority security interest in such Financed Vehicle; provided that Lien Certificates related to up to 10% of the Initial Receivables and 10% of the Subsequent Receivables (by Principal Balance) may be received within 240 days.  The Trust has the same rights as such secured party has or would have (if such secured party were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle, and such rights have been validly conveyed to the Grantor Trust pursuant to the Grantor Trust Agreement.  With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, CPS has, or has received written evidence from the related Dealer that the related Dealer has, applied for such Lien Certificate showing CPS as first lienholder.

(xx) Valid and Binding Obligation of Obligor.  Each Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

(xxi) Characteristics of Obligors.  As of the date of each Obligor’s application for financing of the vehicle purchase from which the related Receivable arises, such Obligor was domiciled in the United States.  As of the Closing Date (in the case of the Initial Receivables) or the related Subsequent Transfer Date (in the case of the Subsequent Receivables), no Obligor is or will be, to the knowledge of CPS, the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding other than an Obligor related to a Post-Petition Receivable.

(xxii) Origination Date.  Each Receivable has an origination date on or after June 12, 2013.

(xxiii) Maturity of Receivables.  Each Receivable has an original term to maturity of not more than 75 months; the weighted average original term to maturity of the Initial Receivables was 67.44 months as of the Initial Cutoff Date; the remaining term to maturity of each Receivable was 72 months or less as of the applicable Cutoff Date; the weighted average remaining term to maturity of the Initial Receivables was 66.46 months as of the Initial Cutoff Date.

(xxiv) Scheduled Receivable Payments.  Each Receivable has an original Principal Balance of not more than $39,000.00.

(xxv) Origination of Receivables.  Based on the billing address of the Obligors and the Principal Balances as of the Initial Cutoff Date, approximately 7.91%, 7.76%, 6.26%, 5.98%, 5.64% and 5.21% of the Receivables (by Principal Balance) had Obligors residing in the States of Texas, California, Georgia, Ohio, North Carolina and Florida, respectively. As of the Initial Cutoff Date, no other state represented more than 5.00% of the Initial Receivables (by Principal Balance).

(xxvi) Post Office Box.  On or prior to the next billing period after the applicable Cutoff Date, CPS will notify each Obligor to make payments with respect to its respective Receivables after the applicable Cutoff Date directly to the Post Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligors to make payments directly to the Post Office Box.

(xxvii) Location of Receivable Files.  A complete Receivable File with respect to each Receivable has been or prior to the Closing Date or the related Subsequent Transfer Date, as applicable, will be delivered to the Custodian at the location listed in Schedule B hereto.

(xxviii) Casualty and Impounding.  No Financed Vehicle has suffered a Casualty and CPS has not received notice that any Financed Vehicle has been impounded.

(xxix) Principal Balance/Number of Contracts.  As of the Initial Cutoff Date, the aggregate Principal Balance of the Initial Receivables was $255,937,150.24.  As of the Initial Cutoff Date, the Receivables are evidenced by 15,359 Contracts.

(xxx) Full Amount Advanced.  The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder.  The Obligor with respect to each Receivable does not have any option under the terms of the related Contract to borrow from any person additional funds secured by the Financed Vehicle.

(xxxi) No Impairment.  Neither CPS nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Receivables or otherwise to impair the rights of the Purchaser, the Issuer or the Securityholders in any Receivable or the proceeds hereof.

(xxxii) Receivables Not Assumable.  No Receivable is assumable by another Person in a manner that would release the Obligor thereof from such Obligor’s obligations to CPS or the Seller with respect to such Receivable.

(xxxiii) Servicing.  The servicing of each Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in this Agreement; other than the Servicer and the Backup Servicer, no other Person has the right to service the Receivables.

(xxxiv) Illinois Receivables.  (a) The Seller does not own a substantial interest in the business of a Dealer within the meaning of Illinois Sales Finance Agency Act Rules and Regulations, Section 160.230(1) and (b) with respect to each Receivable originated in the State of Illinois, (i) the printed or typed portion of the related form of Receivable complies with the requirements of 815 ILCS 375/3(b) and (ii) the Seller has not, and for so long as such Receivable is outstanding shall not, place or cause to be placed on the related Financed Vehicle any collateral protection insurance in violation of 815 ILCS 180/10.

(xxxv) California Receivables.  Each Receivable originated in the State of California has been, and at all times during the term of the Sale and Servicing Agreement will be, serviced by the Servicer in compliance with Cal. Civil Code § 2981, et seq.

(xxxvi) Creation of Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Transferred Property in favor of the Issuer, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller.

(xxxvii) Perfection of Security Interest in Financed Vehicles.  CPS has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Contracts.

(xxxviii) Perfection of Security Interest in Trust Property.  The Seller has caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Property granted to the Issuer for the benefit of the Securityholders hereunder pursuant to Section 2.3.

(xxxix) No Other Security Interests.  Other than the security interest granted to the Issuer for the benefit of the Securityholders pursuant to Section 2.3, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Property.  The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Trust Property other than any financing statement relating to the security interest granted to the Issuer for the benefit of the Securityholders hereunder or that has been terminated.  The Seller is not aware of any judgment or tax lien filings against the Seller.

(xl) Notations on Contracts; Financing Statement Disclosure.  The Servicer has in its possession copies of all Contracts that constitute or evidence the Receivables.  The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and/or the Grantor Trust.  All financing statements filed or to be filed against the Seller in favor of the Issuer in connection herewith describing the Transferred Property contain a statement to the following effect:  “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(xli) [Reserved].

(xlii) Licenses and Approvals.  CPS has obtained all necessary licenses and approvals in all jurisdictions in which the origination and purchase of installment promissory notes and security agreements and the sale thereof requires or shall require such licenses or approvals, except where the failure to obtain such licenses or approvals would not result in a material adverse effect on the value or marketability of any Receivable (including, without limitation, the enforceability or collectability of any Receivable).

The representations and warranties set forth above in paragraphs (xiv), (xvi), (xviii) and paragraphs (xxxvi) through (xlii) shall survive the termination of this Agreement and may not be waived in whole or in part.

SECTION 3.2 Repurchase upon Breach.

(a) The Seller, the Servicer, the Owner Trustee (upon actual knowledge of a Responsible Officer thereof) and the Indenture Trustee  (upon the receipt of written notice by, or actual knowledge of, a Responsible Officer thereof), as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1 (without regard to any limitations therein as to the Seller’s knowledge).  Unless the breach shall have been cured by the last day of the second Collection Period following the discovery thereof by CPS or receipt by CPS of notice of such breach, CPS (pursuant to the Receivables Purchase Agreement) shall repurchase, and the Grantor Trust agrees to sell, any Receivable if the value of such Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at CPS’s option, the last day of the first Collection Period following the discovery) and, in the event that the breach relates to a characteristic of the Receivables in the aggregate, and if the interests of the Trust or the Securityholders are materially and adversely affected by such breach, unless the breach shall have been cured by the last day of such second Collection Period, CPS shall purchase, and the Grantor Trust agrees to sell, the aggregate Principal Balance of affected Receivables, such that following such purchase such representation shall be true and correct with respect to the remainder of the Receivables in the aggregate.  In consideration of the purchase of any Receivable, CPS shall remit the Purchase Amount, in the manner specified in Section 5.6.  For purposes of this Section, the Purchase Amount of a Receivable that is not consistent with the warranty pursuant to Section 3.1(i)(A)(5) or (A)(6) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein.  The sole remedy of the Issuer, the Grantor Trust, the Owner Trustee, the Indenture Trustee and the Securityholders with respect to a breach of representations and warranties pursuant to Section 3.1 shall be to enforce CPS’s obligation to purchase such Receivables pursuant to the Receivables Purchase Agreement; provided, however, that CPS shall indemnify the Indenture Trustee, the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Backup Servicer, the Trust, the Custodian and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, that may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.  Upon the Indenture Trustee’s confirmation of receipt of the Purchase Amount in the Collection Account and written instructions from the Servicer, the Custodian shall release to CPS or its designee the related Receivables File and the Custodian or the Indenture Trustee, as applicable, shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Custodian, the Grantor Trust Trustee or the Indenture Trustee, as applicable, and necessary to vest in CPS or such designee title to the Receivable including a Trustee’s Certificate in the form of Exhibit F-1.

(b) If it is determined that consummation of the transactions contemplated by this Agreement and the other transaction documents referenced in this Agreement, the servicing and operation of the Trust pursuant to this Agreement and such other documents, or the ownership of a Note or a Residual Pass-through Certificate by a Holder constitutes a violation of the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986, as amended (the “Code”) or any successor statutes of similar impact, together with the regulations thereunder, to which no statutory exception or administrative exemption applies, such violation shall not be treated as a breach of the Seller’s representations and warranties made pursuant to Section 3.1 if not otherwise such a breach.

(c) Pursuant to Sections 2.1 and 2.2 of this Agreement, the Seller has conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement, including the Seller’s rights under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement and the delivery requirements, representations and warranties and the cure, repurchase and indemnity obligations of CPS under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement.  The Seller hereby represents and warrants to the Trust and the Indenture Trustee for the benefit of the Noteholders that such assignment is valid, enforceable and effective to permit the Trust, as the holder of the Grantor Trust Certificate, to enforce such obligations of CPS under the Receivables Purchase Agreement and each Subsequent Receivables Purchase Agreement.

SECTION 3.3 Custody of Receivables Files.

(a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement the Custodian hereby agrees to act as custodian of and bailee for the Grantor Trust (for the further benefit of the Trust as the holder of the Grantor Trust Certificate and the Indenture Trustee for the further benefit of all present and future Securityholders) with respect to the following documents or instruments in its possession which shall be delivered to the Custodian by CPS on or before the Closing Date (with respect to each Initial Receivable) or the applicable Subsequent Transfer Date (with respect to each Subsequent Receivable):

(i) The fully executed original of the Receivable reflecting the manual, electronic or facsimile signature of (x) the Obligor and (y) the Dealer or CPS, as applicable;

(ii) The Lien Certificate reflecting the security interest of CPS in the Financed Vehicle or, if not yet received, a copy of the application therefor showing CPS as secured party, or a dealer guarantee of title.

(b) Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments that are required to be deposited in the Collection Account pursuant to Section 4.2 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.

SECTION 3.4 Acceptance of Receivable Files by Custodian.  The Custodian acknowledges receipt of files that the Seller has represented are the Receivable Files for the Initial Receivables. The Custodian has reviewed such Receivable Files and has determined that it has received a file for each Initial Receivable identified in Schedule A to this Agreement.  Not less than four (4) Business Days prior to each Subsequent Transfer Date, the Seller will cause to be delivered to the Custodian the Receivable Files for the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date.  The Custodian declares that it holds and will continue to hold such files and any amendments, replacements or supplements thereto and all other assets in its possession or control comprising the Transferred Property in trust for the benefit of the Grantor Trust (for the further benefit of the Trust as the holder of the Grantor Trust Certificate and the Indenture Trustee for the further benefit of all present and future Securityholders).  The Custodian agrees to review each file delivered to it prior to the Closing Date (in the case of the Initial Receivables) or the applicable Subsequent Transfer Date (in the case of the Subsequent Receivables) to determine whether such Receivable Files contain the documents referred to in  Sections 3.3(a)(i) and (ii).  If the Custodian has found or finds that a file for a Receivable has not been received, or that a file is unrelated to the Receivables identified in Schedule A to this Agreement or that any of the documents referred to in Section 3.3(a)(i) or (ii) are not contained in a Receivable File, the Custodian shall inform CPS, the Seller, the Indenture Trustee, the Grantor Trust Trustee and the Owner Trustee promptly, in writing, of the failure to receive a file with respect to such Receivable (or of the failure of any of the aforementioned documents to be included in the Receivable File) or shall return to CPS as the Seller’s designee any file unrelated to a Receivable identified in Schedule A to this Agreement (in the case of the Initial Receivables) or Schedule A to the related Subsequent Transfer Agreement (in the case of the Subsequent Receivables), it being understood that the Custodian’s obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence.  Unless such defect with respect to such Receivable File shall have been cured by the last day of the second Collection Period following discovery thereof by the Custodian, the Custodian shall cause CPS to repurchase any such Receivable as of and by no later than such last day pursuant to the Receivables Purchase Agreement.  For the avoidance of doubt, typographical errors on Schedule A or on the documents constituting the Receivable File shall not be deemed as defects.  In consideration of the purchase of any such Receivable, CPS shall remit the Purchase Amount, in the manner specified in Section 5.6.  The sole remedy of the Indenture Trustee, the Trust, the Grantor Trust and the Securityholders with respect to a breach pursuant to this Section 3.4 shall be to require CPS to purchase the applicable Receivables pursuant to this Section 3.4; provided, however, that CPS shall indemnify the Indenture Trustee, the Owner Trustee, the Backup Servicer,  the Custodian, the Trust, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.  Upon receipt of the Purchase Amount and written instructions from the Servicer, the Custodian shall release to CPS or its designee the related Receivable File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by CPS and delivered to the Custodian, Indenture Trustee or Grantor Trust Trustee, as applicable, as are necessary to vest in CPS or such designee title to the Receivable including a Trustee’s Certificate in the form of Exhibit F-1.  The Custodian shall make a list of Receivables for which an application for a Lien Certificate, but no Lien Certificate, is included in the Receivable File as of the date of its review of the Receivable Files and deliver a copy of such list to the Servicer, the Indenture Trustee, the Grantor Trust Trustee and the Owner Trustee.  On the date that is 180 days following the Closing Date (in the case of the Initial Receivables) or the applicable Subsequent Transfer Date (in the case of the Subsequent Receivables) or, if any such day is not a Business Day, the next succeeding Business Day, the Custodian shall inform CPS and the other parties to this Agreement of any Receivable for which the related Receivable File on such date does not include a Lien Certificate.  By no later than the last day of the related Collection Period, to the extent such Receivables exceed 10% (by Principal Balance) of the then outstanding Initial Receivables or Subsequent Receivables, as applicable, CPS shall repurchase, and the Grantor Trust shall sell, Receivables without a Lien Certificate in the Receivable File in a sufficient amount to ensure that no more than 10% of the Initial Receivables or Subsequent Receivables (by Principal Balance), as applicable, do not have a Lien Certificate in the Receivable File.  On the date that is 240 days following the Closing Date (in the case of the Initial Receivables) or the applicable Subsequent Transfer Date (in the case of the Subsequent Receivables)  or, if any such day is not a Business Day, the next succeeding Business Day, the Custodian shall inform CPS and the other parties to this Agreement of any Receivable for which the related Receivable File on such date does not include a Lien Certificate, and by no later than the last day of the related Collection Period, CPS shall repurchase, and the Grantor Trust shall sell, any such Receivable.

SECTION 3.5 Access to Receivable Files.  The Custodian shall permit the Servicer access to the Receivable Files at all reasonable times during the Custodian’s normal business hours.  The Custodian shall, within two Business Days of the request of the Servicer, the Indenture Trustee or the Owner Trustee, execute such documents and instruments as are prepared by the Servicer, the Indenture Trustee or the Owner Trustee and delivered to the Custodian, as the Servicer, the Indenture Trustee or the Owner Trustee deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable on behalf of the Grantor Trust and any related insurance policies covering the Obligor, the Receivable or Financed Vehicle so long as such execution in the Custodian’s sole discretion, after consultation with the Indenture Trustee, does not conflict with this Agreement and will not cause it undue risk or liability; provided, however, the Servicer shall ensure that the Custodian shall be provided full electronic access to the records of the Title Intermediary concerning Certificates of Title that are maintained in electronic form.  The Custodian shall certify any electronic Certificate of Title by confirming the electronic information available from the Title Intermediary against the electronic information received from the Servicer with respect to electronic Certificates of Title.  Wherever in this Agreement it states that the Custodian has possession of Receivable Files (or that CPS has delivered such Receivables Files), with respect to electronic Certificates of Title, it shall mean that the Custodian has received information sufficient to perform the verification set forth in the immediately preceding sentence.  The Custodian will rely on, but cannot be responsible or liable for, verify or confirm, the content or accuracy of any information provided by the Title Intermediary.  The Custodian shall not be obligated to release any document from any Receivable File unless it receives a release request signed by a Servicing Officer in the form of Exhibit C hereto (the “Release Request”).  Such Release Request shall obligate the Servicer to return such document(s) to the Custodian when the need therefor no longer exists unless the Receivable shall be liquidated, in which case, the Servicer shall certify in the Release Request that all amounts required to be deposited in the Collection Account with respect to such Receivable have been so deposited.

SECTION 3.6 Custodian to Deliver Monthly Receivable File Report.  Within three Business Days after the end of a month in which the Custodian releases any Receivable Files to the Servicer or after any subsequent month in which such Receivable Files remain outstanding pursuant to Section 3.5, the Custodian shall deliver to the Servicer a monthly report that identifies all Receivable Files released to the Servicer and not yet returned to the Custodian.

SECTION 3.7 Custodian to Maintain Custody of Grantor Trust Certificate.

           In connection with the sale, transfer and assignment of the Grantor Trust Certificate to the Trust pursuant to the Grantor Trust Agreement and the Trust’s pledge thereof to the Indenture Trustee under the Indenture, the Custodian hereby agrees to act as custodian and bailee of the Grantor Trust Certificate for benefit of the Indenture Trustee for the further benefit of all present and future Securityholders, which Grantor Trust Certificate shall be delivered to the Custodian by the Trust on or before the Closing Date.  The Custodian shall release the Grantor Trust Certificate from its custody only upon direction of the Indenture Trustee given pursuant to the terms of the Indenture.

SECTION 3.8 Custodian to Maintain Secure Facilities.  The Custodian shall maintain or cause to be maintained continuous custody of the Receivable Files and Grantor Trust Certificate in secure and fire resistant facilities in accordance with customary standards for such custody.

SECTION 3.9 Custodian Resignation and Termination.

The Custodian shall not resign or be terminated from the obligations and duties imposed on it by this Agreement except (i) upon written notice to the Indenture Trustee and Servicer of its resignation or (ii) upon the direction of the Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class; provided, however, no resignation or termination of the Custodian shall become effective until the Indenture Trustee (at the direction of the Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class or, if no Notes are Outstanding, the Majority Certificateholders) has appointed a successor Custodian and such successor Custodian has assumed the responsibilities and obligations of the Custodian hereunder; provided further, however, that in the event a successor Custodian is not appointed within 60 days after the Custodian has been terminated or given notice of its resignation, the Custodian may petition a court of competent jurisdiction for its removal.  The reasonable out-of-pocket expenses actually incurred (including reasonable fees of outside legal counsel) of such petition will be paid from the Owner Trust Estate according to the priorities set forth in Section 5.7(a) hereof or 5.6 of the Indenture, as applicable.  Any successor Custodian appointed as provided in this Section 3.8 shall execute, acknowledge and deliver to the Issuer, the Servicer, the Indenture Trustee and its predecessor Custodian, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Custodian shall become effective and such successor Custodian without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Custodian herein.  After appointment of a successor Custodian, the predecessor Custodian shall promptly deliver to the successor Custodian all Receivable Files, the Grantor Trust Certificate and related documents and statements held by it hereunder. The cost of the shipment of the Receivable Files and Grantor Trust Certificate arising out of the resignation or termination of Custodian shall be at the expense of Custodian; provided, however, that if the Custodian is terminated without cause, then the expense of such shipment shall be at the reasonable expense of the Issuer.

ARTICLE 4

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1 Duties of the Servicer.  The Servicer, as agent for the Trust (as holder of the Grantor Trust Certificate) and the Securityholders (to the extent provided herein) shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions which service motor vehicle retail installment contracts or promissory notes and security agreements, in each case, similar to the Receivables and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others.  The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee, the Grantor Trust Trustee and the Owner Trustee with respect to distributions.  Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Grantor Trust or the Securityholders, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables and/or the Lien Certificates.  If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trust and the Grantor Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer.  If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trust or the Grantor Trust, as applicable, shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Securityholders. The Servicer shall prepare and furnish, and the Grantor Trust Trustee, the Delaware Trustee, the Indenture Trustee and the Owner Trustee shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 4.2 Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreement.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others; provided, however, that promptly after the Closing Date the Servicer shall notify each Obligor to make all payments with respect to the Receivables to the Post Office Box.  The Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Post Office Box.  The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others and in accordance with the terms of this Agreement.  Except as provided below, the Servicer may grant extensions on Receivables; provided, however, that the Servicer may not grant more than two extensions per calendar year with respect to a Receivable or grant an extension with respect to a Receivable for more than one calendar month or grant more than six extensions in the aggregate with respect to a Receivable (the “Aggregate Extension Limitation”); provided, further, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the last day of the penultimate Collection Period preceding the Final Scheduled Payment Date, it shall promptly purchase the Receivable in accordance with the terms of Section 4.7 (and for purposes thereof, the Receivable shall be deemed to be materially and adversely affected by such breach).   In addition, if the Servicer grants extensions with respect to any Receivables in excess of the Aggregate Extension Limitation, the Servicer will promptly purchase such Receivables in accordance with the terms of Section 4.7 (and for purposes thereof, such Receivables shall be deemed to be materially and adversely affected by such breach).  The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.  Notwithstanding anything to the contrary contained herein, the Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Receivable Payment on Receivables, other than to the extent that such alteration is required by applicable law or, with respect to Liquidated Receivables, if the Servicer reasonably and in good faith determines that a settlement of the outstanding Principal Balance can be expected to increase the total amount to be received by the Issuer with respect to such Receivable, then the Servicer may accept less than the full unpaid balance with respect to such Receivable.

(b) The Servicer shall establish the Lockbox Account in the name of the Trust for the benefit of the Indenture Trustee for the further benefit of the Securityholders.  Pursuant to the Lockbox Agreement, the Indenture Trustee has authorized the Servicer to direct dispositions of funds on deposit in the Lockbox Account to the Collection Account (but not to any other account), and no other Person, except the Lockbox Processor and the Indenture Trustee, has authority to direct the disposition of funds on deposit in the Lockbox Account.  The Lockbox Agreement shall provide that Lockbox Banks will comply with the instructions originated by the Indenture Trustee relating to the disposition of funds on deposit in the Lockbox Account.  The Indenture Trustee shall have no liability or responsibility with respect to the Lockbox Processor’s directions or activities as set forth in the preceding sentence.  The Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Agreement and shall be a demand deposit account established and maintained with the Lockbox Bank; provided, however, that the Indenture Trustee shall give the Servicer prior written notice of any change made in the location of the Lockbox Account.  The Indenture Trustee shall establish and maintain the Post Office Box at a United States Post Office Branch in the name of the Trust for the benefit of the Securityholders.

(c) Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Trust, the Indenture Trustee, the Grantor Trust and Securityholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

(d) In the event CPS shall for any reason no longer be acting as the Servicer hereunder, the Backup Servicer or a successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement arising from and after such assumption.  In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement.  The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient termination of any Lockbox Agreement and transition of Obligor payments to the successor Servicer or to a lockbox established by the successor Servicer for the receipt of payments made in respect of the Receivables.  The outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver to the successor Servicer or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts).  The outgoing Servicer shall deliver prompt written notice to the Rating Agencies of any change or transfer of the Lockbox arrangements.

(e) On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments from Obligors received in the Post Office Box to the Lockbox Account.  Within two Business Days of receipt of funds into the Lockbox Account, the Servicer shall cause the Lockbox Bank to transfer funds from the Lockbox Account to the Collection Account.  In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables and Sold Receivables), and all Liquidation Proceeds no later than the Business Day following receipt directly (without deposit into any intervening account) into the Lockbox Account or the Collection Account.  The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account.

SECTION 4.3 Realization Upon Receivables.

(a) On behalf of the Trust and the Securityholders, the Servicer shall use its best efforts, consistent with the servicing procedures set forth herein, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely.  The Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle or sell the related Receivable to an unaffiliated third-party on or prior to the date that an Obligor has failed to make more than 90% of a Scheduled Receivable Payment thereon in excess of $10 for 120 days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance.  The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, consistent with the standards of care set forth in Section 4.2, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale.  The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses.

(b) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than 120 days delinquent, and shall have the right to direct the Grantor Trust to sell any such Receivable to such third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Grantor Trust pursuant to this Section 4.3(b) in the aggregate; provided further, that the Servicer may elect to not direct the Grantor Trust to sell a Receivable that has become more than 120 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(b), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first.  In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers that is materially adverse to the interest of the Securityholders. The Grantor Trust shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

(c) The Trust and the Grantor Trust agree to comply with the reasonable requests of the Servicer in connection with its exercise of remedies against Obligors and Financed Vehicles as described in this Article IV.

SECTION 4.4 Insurance.

(a) The Servicer, in accordance with the servicing procedures and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming CPS and its successors and assigns as an additional insured, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming CPS as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract.

(b)  To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 4.4(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Trust, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies.  Any amounts collected by the Servicer under any of the foregoing insurance policies shall be deposited in the Collection Account.

SECTION 4.5 Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the authorization of the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by the Obligors under the respective Receivables.  The Indenture Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect or continue the perfection of such security interest on behalf of the Grantor Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Grantor Trust is insufficient without a notation on the related Financed Vehicle’s tangible certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located (including by way of recordation of the Indenture Trustee’s lien in the electronic titling system of the related Registrar of Titles), to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that CPS’s designation as the secured party on the certificate of title or as reflected in the records of the related Registrar of Titles is in its capacity as Servicer as agent of the Trust (and, to the extent necessary, the Grantor Trust).

(b) Upon the occurrence of a Servicer Termination Event, the Indenture Trustee, Grantor Trust, the Trust and the Servicer shall take or cause to be taken, such action as may, in the opinion of counsel to the Indenture Trustee, which opinion shall not be an expense of the Indenture Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust or the Grantor Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Indenture Trustee, which opinion shall not be an expense of the Indenture Trustee, be necessary or prudent.  The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

SECTION 4.6 Additional Covenants of Servicer.  Unless required by law or court order, the Servicer shall not release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary servicing practices, (ii) upon a sale of such Receivable permitted by Section 4.3(b), (iii) in connection with repossession of such Financed Vehicle, or (iv) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle. The Servicer shall not impair the rights of the Grantor Trust in such Receivables, nor shall the Servicer amend a Receivable, except that extensions and waivers may be granted in accordance with Section 4.2.  The Servicer shall not create, incur or suffer to exist any Lien or restriction on transferability of the Receivables nor, except as contemplated by the Basic Documents, sign or file under the UCC of any jurisdiction any financing statement that names CPS or the Servicer as debtor, nor sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables.  The Servicer shall take such actions as are necessary from time to time in order to maintain the perfection and priority of the Issuer’s security interest in the Trust Property.

SECTION 4.7 Purchase of Receivables Upon Breach of Covenant.

(a) Upon discovery by the Servicer, or after the receipt of written notice by, or upon the actual knowledge of a Responsible Officer of, the Owner Trustee or Indenture Trustee, of a breach of any of the covenants set forth in Sections 4.2(a), 4.4, 4.5 or 4.6, the party discovering such breach or receiving notice or actual knowledge thereof (as applicable) shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 4.7.  Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase, and the Grantor Trust shall sell, any Receivable with respect to which the Securityholders’, Indenture Trustee’s or Grantor Trust’s interest therein or in the related Financed Vehicle (whether directly or indirectly) is materially and adversely affected by such breach.  In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.6.  The sole remedy of the Indenture Trustee, the Trust, the Grantor Trust, the Owner Trustee and the Securityholders with respect to a breach of Sections 4.2(a), 4.4, 4.5 or 4.6 shall be to require the Servicer to repurchase Receivables pursuant to this Section 4.7; provided, however, that the Servicer shall indemnify the Indenture Trustee, the Backup Servicer, the Owner Trustee, the Trust, Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee, the Custodian and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.  If it is determined that the management, administration and servicing of the Receivables and operation of the Trust pursuant to this Agreement constitutes a violation of the prohibited transaction rules of ERISA or the Code to which no statutory exception or administrative exemption applies, such violation shall not be treated as a breach of Sections 4.2(a), 4.4, 4.5 or 4.6 if not otherwise such a breach.  Upon receipt of the Purchase Amount and written instructions from the Servicer, the Indenture Trustee shall direct the Custodian to release to CPS or its designee the related Receivables File and, together with the Issuer and Grantor Trust, shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Indenture Trustee and necessary to vest in CPS or such designee title to the Receivable including a Trustee’s Certificate in the form of Exhibit F-2.

SECTION 4.8 Servicing Fee.  The Servicer shall be entitled to the “Servicing Fee” for each Payment Date, which shall be equal to the greater of (i) the result of one-twelfth times 2.50% of the Pool Balance as of the first day of the related Collection Period and (ii) the product of the number of Receivables serviced by the successor Servicer during the related Collection Period and $15; provided, however, that with respect to the first Payment Date the Servicing Fee will be equal to the product of one-twelfth and 2.50% of the Original Pool Balance.  The Servicer shall also be entitled to receive the Additional Servicing Compensation in accordance with Section 5.7(a)(ii) as compensation for its duties hereunder.

SECTION 4.9 Servicer’s Certificate.  By 9:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Rating Agencies and the Seller a Servicer’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.7 and 5.8 (including, if required, withdrawals from the Series 2016-A Spread Account) for the Collection Period preceding the date of such Servicer’s Certificate and all information necessary for the Indenture Trustee to send statements to the Securityholders pursuant to Section 5.8(b) and all information necessary to enable the Backup Servicer to verify the information specified in Section 4.13(b).  Receivables to be purchased by the Servicer or to be purchased by CPS shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

SECTION 4.10 Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Rating Agencies, on or before March 31 of each year beginning March 31, 2017, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such Officer’s Certificate, from the Closing Date to December 31, 2016) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such Officer’s Certificate, from the Closing Date to December 31, 2016), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  The Indenture Trustee shall forward a copy of such certificate as well as the report referred to in Section 4.11 to each Noteholder and the Owner Trustee shall forward a copy to each Residual Certificateholder.

(b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

SECTION 4.11 Annual Independent Accountants’ Report.  The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or to the Seller, to deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer and the Rating Agencies, on or before March 31 of each year beginning March 31, 2017, a report dated as of December 31 of the previous year (the “Accountants’ Report”) and reviewing the Servicer’s activities during the preceding 12-month period, addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee and the Backup Servicer, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the “Program”), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer’s portfolio of automobile and light truck installment sales contracts; and (4) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm’s opinion, paragraph four of the Program requires such firm to report.  The accountant’s report shall further state that (A) a review in accordance with agreed upon procedures was made of two randomly selected Servicer Certificates; (B) except as disclosed in the report, no exceptions or errors in the Servicer Certificates were found; and (C) the delinquency and loss information relating to the Receivables and the stated amount of Liquidated Receivables, if any, contained in the Servicer Certificates were found to be accurate.  In the event such firm requires the Indenture Trustee, the Owner Trustee, the Issuer, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee and/or the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee, the Owner Trustee, the Issuer, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee, the Issuer, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee and/or the Backup Servicer, as applicable, in writing to so agree; it being understood and agreed that the Indenture Trustee, the Owner Trustee, the Issuer, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee and/or the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and neither the Indenture Trustee, the Owner Trustee, the Issuer, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee nor the Backup Servicer makes any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 4.12 Access to Certain Documentation and Information Regarding Receivables.  The Servicer shall provide to representatives of the Indenture Trustee, the Owner Trustee, the Issuer, the Backup Servicer and the Rating Agencies reasonable access to the documentation regarding the Receivables.  In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours.  Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.13 Verification of Servicer’s Certificate.

(a) On or before the fifth calendar day of each month, the Servicer will deliver to the Indenture Trustee and the Backup Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Indenture Trustee and the Backup Servicer containing information with respect to the Receivables as of the close of business on the last day of the related Collection Period which information is necessary for preparation of the Servicer’s Certificate.  The Backup Servicer shall use such computer diskette (or other electronic transmission) to verify certain information specified in Section 4.13(b) contained in the Servicer’s Certificate delivered by the Servicer, and the Backup Servicer shall notify the Servicer of any discrepancies on or before the second Business Day following the Determination Date.  In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the second Business Day prior to the related Payment Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date.  In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the related Payment Date, the Servicer shall cause a firm of independent certified public accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies.  The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date.  Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer.  The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.  The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

(b) The Backup Servicer shall review each Servicer’s Certificate delivered pursuant to Section 4.13(a) and shall:

(i) confirm that such Servicer’s Certificate is complete on its face;

(ii) load the computer diskette (which shall be in a format acceptable to the Backup Servicer) received from the Servicer pursuant to Section 4.13(a) hereof, confirm that such computer diskette is in a readable form and calculate and confirm the Pool Balance for the most recent Payment Date;

(iii) confirm, based solely on the information shown on the Servicer’s Certificate, that the Total Distribution Amount, the Noteholders’ Principal Distributable Amount, the Class A Parity Deficit Amount, the Class B Parity Deficit Amount, the Class C Parity Deficit Amount, the Class D Parity Deficit Amount, the Class E Parity Deficit Amount, the Class F Parity Deficit Amount, the Noteholders’ Interest Distributable Amount for each Class of Notes, the amount, if any, to be distributed to the Residual Certificateholders on such Payment Date, the Backup Servicing Fee, the Servicing Fee, the Trustee Fees, the Custodial Fees, the amount on deposit in the Series 2016-A Spread Account and the Pre-Funding Account, the Cumulative Net Loss Rate in the Servicer’s Certificate are accurate based solely on the recalculation of the Servicer’s Certificate and without further investigation;

(iv) confirm the calculation of the Trigger Events based solely upon the information contained on the applicable computer diskette; and

(v) by the third Business Day following the Backup Servicer’s receipt of the Servicer’s Certificate and following the Backup Servicer’s review of such Servicer’s Certificate and the related monthly tape, the Backup Servicer shall provide the Indenture Trustee with a certificate (i) describing those activities it performed in its review of the monthly tape and the Servicer’s Certificate, (ii) listing those parts of the Servicer’s Certificate that it confirmed were correct, (iii) listing those parts of the Servicer’s Certificate that it found to be incorrect, and (iv) describing any discrepancies, inconsistencies, incorrect information or incorrect calculations that were revealed by its review of the Servicer’s Certificate and the related monthly tape.

(c) On or prior to the Closing Date, the Backup Servicer will cause an affiliate of the Backup Servicer to data map to their servicing system all servicing/loan file information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes. On or before the fifth calendar day of each month, the Servicer will provide to an affiliate of the Backup Servicer an electronic transmission of all servicing/loan information,  including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes, and the Backup Servicer will cause such affiliate to review each file to ensure that it is in readable form and verify that the data balances conform to the trial balance reports received from the Servicer.  Additionally, the Backup Servicer shall cause such affiliate to store each such file.

SECTION 4.14 [Reserved].

SECTION 4.15 Fidelity Bond.  The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

SECTION 4.16 Optional Purchase of Certain Receivables.  CPS shall have the right, which right may be assigned by CPS to an Affiliate, but not the obligation, to repurchase on the last day of any Collection Period any Defaulted Texas Receivables at a price equal to at least the fair market value of such Defaulted Texas Receivables, so long as the fair market value is not less than the related aggregate Purchase Amount, plus the costs and expenses of the Servicer, the Trust and the Grantor Trust (including any outstanding reimbursements) in connection with such optional purchase.  To exercise such option, CPS shall (subject to the proviso below) deposit in the Collection Account pursuant to Section 5.6 (or remit to the Servicer, if CPS is not then Servicer) an amount equal to the related aggregate Purchase Amount for such Defaulted Texas Receivables and thereafter shall succeed to all interests of the Trust and Grantor Trust in and to such Defaulted Texas Receivables.  Upon notice of receipt of the related aggregate Purchase Amount for such Defaulted Texas Receivables and written instructions from the Servicer, the Indenture Trustee shall cause the Custodian to release (and the Custodian shall release) to CPS or its designee the related Receivables Files and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by CPS and delivered to the Indenture Trustee, the Grantor Trust Trustee or the Delaware Trustee, and necessary to vest in CPS or such designee title to such Defaulted Texas Receivables including a Trustee’s Certificate in the form of Exhibit F-2.

ARTICLE 5

TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

SECTION 5.1 Establishment of Trust Accounts.

(a) The Indenture Trustee, on behalf of the Securityholders, shall establish and maintain in its own name an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Securityholders. On the Closing Date, the Servicer will deposit, on behalf of the Seller, in the Collection Account, an amount equal to $2,187,602.99 representing collections on the Initial Receivables received from and including the day after the Initial Cutoff Date through the Business Day immediately preceding the Closing Date, but not previously deposited into the Collection Account.

(b) The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the “Principal Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.  The Principal Distribution Account shall initially be established with the Indenture Trustee.

(c) The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the “Series 2016-A Spread Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.  The Series 2016-A Spread Account shall initially be established with the Indenture Trustee.  On the Closing Date, the Seller shall deposit the Initial Spread Account Deposit in the Series 2016-A Spread Account from the proceeds of the sale of the Notes.

(d) The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.  The Pre-Funding Account shall initially be established with the Indenture Trustee.

(e) Funds on deposit in the Collection Account, the Series 2016-A Spread Account and the Pre-Funding Account shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise).  Funds on deposit in the Principal Distribution Account shall not be invested. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Securityholders.  Other than as permitted by the Rating Agencies, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date.  Funds deposited in a Trust Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight.  All Eligible Investments will be held to maturity.

(f) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Indenture Trustee in the Collection Account for distribution pursuant to Section 5.7(a) and any loss resulting from such investments shall be charged to such account.  The Servicer will not direct the Indenture Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(g) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(h) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Indenture Trustee shall invest such funds in the Wells Fargo Institutional Money Market Account (IMMA).

(i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all Investment Earnings on the Trust Accounts) and all such funds, investments, proceeds and income shall be part of the Trust Property.  Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee.  If at any time any of the Trust Accounts ceases to be an Eligible Account, the Servicer shall within five Business Days establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account.  The Servicer shall promptly notify the Rating Agencies and the Owner Trustee of any change in the location of any of the aforementioned accounts.  In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Account.

(j) Notwithstanding anything to the contrary herein or in any other document relating to a Trust Account, the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) or the “bank’s jurisdiction” (with the meaning of 9-304 of the UCC), as applicable, with respect to each Trust Account shall be the State of New York.

(k) With respect to the Trust Account Property, the Indenture Trustee agrees that:

(A)  any Trust Account Property that is held in deposit accounts shall be held solely in an Eligible Account; and, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

(B) any other Trust Account Property shall be delivered to the Indenture Trustee in accordance with the definition of “Delivery”.

SECTION 5.2 [Reserved].

SECTION 5.3 Certain Reimbursements to the Servicer.  The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds.  The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 5.7(a)(ii) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee; provided, however, that the Servicer must provide such certification within three months of its becoming aware of such mistaken deposit, posting or returned check.

SECTION 5.4 Application of Collections.  All collections for each Collection Period shall be applied by the Servicer as follows:

With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

SECTION 5.5 Withdrawals from Series 2016-A Spread Account.

(a) In the event that the Servicer’s Certificate with respect to any Determination Date shall state that the Total Distribution Amount with respect to such Determination Date is insufficient to make the payments required to be made on the related Payment Date pursuant to Sections 5.7(a)(i) through (xxii) (such deficiency being a “Deficiency Claim Amount”), then on or prior to the Business Day immediately preceding the related Payment Date, the Indenture Trustee shall deliver to the Owner Trustee and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a “Deficiency Notice”) specifying the Deficiency Claim Amount for such Payment Date.  On the related Payment Date, the Indenture Trustee shall transfer an amount equal to such Deficiency Claim Amount from the Series 2016-A Spread Account (to the extent of funds on deposit therein) to the Collection Account for distribution pursuant to Sections 5.7(a)(i) through (xxii).

(b) On each Payment Date, to the extent that there are amounts on deposit in the Series 2016-A Spread Account (after the distribution of amounts from the Collection Account in accordance with Sections 5.7(a)(i) through (xxii) on such Payment Date) in excess of the Specified Spread Account Requisite Amount, the Indenture Trustee shall transfer such amounts to the Collection Account for distribution on such Payment Date pursuant to Sections 5.7(a)(xxiv) through (xxvi).

SECTION 5.6 Additional Deposits.  The Servicer or CPS, as the case may be, shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables, the aggregate Sale Amount with respect to Sold Receivables and all amounts to be paid by CPS pursuant to its indemnification obligations under the Basic Documents and the Servicer shall deposit or cause to be deposited therein all amounts to be paid under Sections 4.16 and 11.1.  All such deposits made pursuant to Section 4.16 shall be made, in immediately available funds, on the Business Day preceding the related Determination Date.  All such deposits made pursuant to Section 11.1 shall be made, in immediately available funds, on the Business Day preceding the related Payment Date.  On each Payment Date, the Indenture Trustee shall remit to the Collection Account any amounts withdrawn from the Series 2016-A Spread Account pursuant to Section 5.5.

SECTION 5.7 Distributions.

(a) On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) shall make the following distributions in the following order of priority:

(i) to the Backup Servicer so long as the Backup Servicer is not acting as the successor Servicer, from the Total Distribution Amount and any amount deposited in the Collection Account pursuant to Section 5.5(a), the Backup Servicing Fee and all unpaid Backup Servicing Fees from prior Collection Periods and (x) all reasonable out-of-pocket expenses and (y) indemnities, with the amounts in clauses (x) and (y) limited to a total of $25,000 per annum, provided further, however, that if an Event of Default has occurred and is continuing, then such amounts payable pursuant to this priority shall not be so limited;

(ii) to the Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, all Additional Servicing Compensation and all reimbursements to which the Servicer is entitled pursuant to Section 5.3;

(iii) to the Backup Servicer or such other Person appointed successor Servicer pursuant to Section 10.3(b), from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), to the extent not previously paid by the predecessor Servicer pursuant to this Agreement, reasonable transition expenses (up to a maximum of $150,000 for all such expenses incurred over the term of this Agreement) incurred by such Person in becoming the successor Servicer;

(iv) concurrently, to the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Custodian and the Owner Trustee, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above) and any amount deposited in the Collection Account pursuant to Section 5.5(a), the Trustee Fees, the Custodial Fees (to the extent not paid by the Servicer from its own funds), indemnities and reasonable out-of-pocket expenses of the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Custodian (to the extent not paid by the Servicer from its own funds) and the Owner Trustee (including reasonable counsel fees and expenses), and all unpaid Trustee Fees and Custodial Fees, indemnities and unpaid reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) of the Indenture Trustee, the Custodian and the Owner Trustee from prior Collection Periods; provided, however, that expenses and other amounts payable to the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Custodian and the Owner Trustee pursuant to this clause (iv) shall be limited to a total of $100,000 per annum; provided further, however, that if an Event of Default has occurred and is continuing, then such expenses payable pursuant to this clause (iv) shall not be so limited;

(v) to the holders of the Class A Notes, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), the Noteholders’ Interest Distributable Amount for the Class A Notes for such Payment Date;

(vi) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class A Parity Deficit Amount;

(vii) if such Payment Date is the Class A Final Scheduled Payment Date, to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vi) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class A Note Balance;

(viii) to the Holders of the Class B Notes, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Noteholders’ Interest Distributable Amount for the Class B Notes for such Payment Date;

(ix) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class B Parity Deficit Amount;

(x) if such Payment Date is the Class B Final Scheduled Payment Date, to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (ix) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class B Note Balance;

(xi) to the Holders of the Class C Notes, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (x) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Noteholders’ Interest Distributable Amount for the Class C Notes for such Payment Date;

(xii) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xi) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class C Parity Deficit Amount;

(xiii) if such Payment Date is the Class C Final Scheduled Payment Date, to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class C Note Balance;

(xiv) to the Holders of the Class D Notes, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xiii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Noteholders’ Interest Distributable Amount for the Class D Notes for such Payment Date;

(xv) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xiv) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class D Parity Deficit Amount;

(xvi) if such Payment Date is the Class D Final Scheduled Payment Date, to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xv) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class D Note Balance;

(xvii) to the Holders of the Class E Notes, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xvi) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Noteholders’ Interest Distributable Amount for the Class E Notes for such Payment Date;

(xviii) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xvii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class E Parity Deficit Amount;

(xix) if such Payment Date is the Class E Final Scheduled Payment Date, to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xviii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class E Note Balance;

(xx) to the Holders of the Class F Notes, pro rata, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xix) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Noteholders’ Interest Distributable Amount for the Class F Notes for such Payment Date;

(xxi) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xx) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class F Parity Deficit Amount;

(xxii) if such Payment Date is the Class F Final Scheduled Payment Date, to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xxi) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), an amount equal to the Class F Note Balance;

(xxiii) to the Indenture Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (xxii) above) for deposit into the Series 2016-A Spread Account, the remaining Total Distribution Amount until the amount in the Series 2016-A Spread Account equals the Specified Spread Account Requisite Amount;

(xxiv) to the Principal Distribution Account, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (xxiii) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), the Noteholders’ Principal Distributable Amount, if any, for such Payment Date;

(xxv) to the Backup Servicer, Grantor Trust Trustee, the Delaware Trustee, the Indenture Trustee, the Custodian and the Owner Trustee, as applicable, from the Total Distribution Amount (as such Total Distribution has been reduced by payments made pursuant to clauses (i) through (xxiv) above), and any amount deposited in the Collection Account pursuant to Section 5.5(a), any amounts owing to the Backup Servicer, Grantor Trust Trustee, the Delaware Trustee, the Indenture Trustee, the Custodian and the Owner Trustee under the Basic Documents, to the extent not previously paid, and

(xxvi) to the Certificate Distribution Account, for distribution by the Trust Paying Agent in accordance with the provisions of the Issuer Trust Agreement, any remaining Total Distribution Amount;

provided, however, that, following an acceleration of the Notes pursuant to Section 5.2(a) of the Indenture, the Total Distribution Amount shall be paid pursuant to Section 5.6(a) of the Indenture.

(b) In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.7(a) on the related Payment Date.

SECTION 5.8 Principal Distribution Account.

(a) On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account to the Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal in the following amounts and in the following order of priority:

(i) to the Holders of the Class A Notes, pro rata, in reduction of the Class A Note Balance, all amounts on deposit in the Principal Distribution Account until the outstanding principal amount of the Class A Notes has been reduced to zero;

(ii) to the Holders of the Class B Notes, pro rata, in reduction of the Class B Note Balance, all amounts on deposit in the Principal Distribution Account until the outstanding principal amount of the Class B Notes has been reduced to zero;

(iii) to the Holders of the Class C Notes, pro rata, in reduction of the Class C Note Balance, all amounts on deposit in the Principal Distribution Account until the outstanding principal amount of the Class C Notes has been reduced to zero;

(iv) to the Holders of the Class D Notes, pro rata, in reduction of the Class D Note Balance, all amounts on deposit in the Principal Distribution Account until the outstanding principal amount of the Class D Notes has been reduced to zero;

(v) to the Holders of the Class E Notes, pro rata, in reduction of the Class E Note Balance, all amounts on deposit in the Principal Distribution Account until the outstanding principal amount of the Class E Notes has been reduced to zero; and

(vi) to the Holders of the Class F Notes, pro rata, in reduction of the Class F Note Balance, all amounts on deposit in the Principal Distribution Account until the outstanding principal amount of the Class F Notes has been reduced to zero.

(b) On each Payment Date, the Indenture Trustee shall provide or make available electronically (or, upon written request, by first class mail or facsimile) to each Noteholder the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 5.11 hereof on such Payment Date; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 5.8(b) until it has received the requisite information from the Servicer.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section 5.8.  The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority.  If, after consultations with experienced counsel, the Indenture Trustee determines that there is a reasonable likelihood that withholding tax is payable with respect to a distribution (such as a distribution to a Non-United States Investor), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (c).  In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

(d) Distributions required to be made to Noteholders on any Payment Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if (i) such Holder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee.  Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

Each Noteholder, by its acceptance of its Note, will be deemed to have consented to the provisions of Sections 5.7 and 5.8 relating to the priority of payments, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Noteholder until such amounts have been distributed to such Noteholder pursuant to such provisions; provided, that the foregoing shall not restrict the right of any Noteholder, upon compliance with the provisions hereof from seeking to compel the performance of the provisions hereof by the parties hereto.

SECTION 5.9 [Reserved].

SECTION 5.10 Pre-Funding Account.

(a) On the Closing Date, the Indenture Trustee will deposit, on behalf of the Seller, the Pre-Funded Amount into the Pre-Funding Account from the proceeds of the sale of the Notes.  On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account (i) an amount equal to the excess of (a) the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date over (b) the Subsequent Spread Account Deposit for such Subsequent Transfer Date, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer; and (ii) an amount equal to the Subsequent Spread Account Deposit on such Subsequent Transfer Date and deposit such amount into the Series 2016-A Spread Account upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

(b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends, after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and deposit an amount equal to the Note Prepayment Amount into the Principal Distribution Account.

(c) All Pre-Funding Earnings will be deposited in the Collection Account on each Payment Date and deemed to be part of the Total Distribution Amount.

SECTION 5.11 Statements to Securityholders.

(a) On or prior to each Payment Date, the Servicer shall provide to the Indenture Trustee and the Owner Trustee (with a copy to the Rating Agencies) for the Indenture Trustee and the Owner Trustee to forward or make available to each Securityholder of record (in the case of the Indenture Trustee, pursuant to Section 5.8(b)) the statement or statements provided by the Servicer in substantially the form attached hereto as Exhibit E setting forth at least the following information:

(i) the amount of any distributions allocable to principal of each Class of Notes;

(ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii) the Pool Balance as of the close of business on the last day of the related Collection Period;

(iv) the Note Balance for each Class of Notes after giving effect to payments allocated to principal reported under clause (i) above;

(v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, and the amount of any unpaid Servicing Fees and the change in such amount from the prior Payment Date;

(vi) the amount of the Backup Servicing Fees, the Custodial Fees and the Trustee Fees paid to the Backup Servicer, the Custodian, the Grantor Trust Trustee, the Delaware Trustee, the Indenture Trustee and the Owner Trustee, as applicable, with respect to the related Collection Period, and the amount of any unpaid Backup Servicing Fees, Custodial Fees and Trustee Fees and the change in all such amounts from the prior Payment Date;

(vii) the Noteholders’ Interest Carryover Shortfall for each Class of Notes for such Payment Date;

(viii) the amount, if any, paid to the Noteholders from the Series 2016-A Spread Account for such Payment Date;

(ix) the aggregate amount in the Series 2016-A Spread Account and the change in such amount from the previous Payment Date and the Specified Spread Account Requisite Amount for such Payment Date;

(x) the number of Receivables and the aggregate net balance thereon for which the related Obligors are delinquent in making Scheduled Receivable Payments for (a) 31 to 60 days, (b) 61 to 90 days, and (c) 91 days or more;

(xi) the number and the aggregate Purchase Amounts for Receivables purchased by CPS or purchased by the Servicer during the related Collection Period and summary information as to losses and delinquencies with respect to such Receivables;

(xii) the Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the related Collection Period;

(xiii) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period;

(xiv) the amount of any Texas Franchise Tax due and owing by CPS under the Receivables Purchase Agreement to the taxing authority of the State of Texas on or prior to the related Payment Date or paid by CPS since the prior Payment Date;

(xv) the Three-Month Rolling Average Extension Ratio, the Cumulative Net Loss Rate, the Delinquency Ratio and the Three-Month Rolling Average Delinquency Ratio;

(xvi) the aggregate Sale Amount with respect to Sold Receivables, if any, during the related Collection Period;

(xvii) for any Payment Date during the Funding Period, the Pre-Funded Amount and the change in such amount from the previous Payment Date; and

(xviii) for the Mandatory Redemption Date, the amount of any remaining Pre-Funded Amount that was not used to fund the purchase of Subsequent Receivables.

(b) Within 60 days after the end of each calendar year, the Servicer shall deliver to the Indenture Trustee a statement setting forth the amounts paid during such preceding calendar year in respect of paragraphs (i), (ii), (v) and (vi) above.  The Indenture Trustee shall make electronically available a copy of such statement to each person who at any time during such preceding calendar year shall have been a Securityholder of record and received any payment in respect of the Securities.

(c) The Indenture Trustee may make available to the Securityholders, via the Indenture Trustee’s Internet Website, all statements described herein and, with the consent or at the direction of the Seller, such other information regarding the Notes and/or the Receivables as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s Internet Website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Securityholders.  In connection with providing access to the Indenture Trustee’s Internet Website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

(d) The Servicer will supply to the Indenture Trustee, at the time and in the manner required by applicable Treasury Regulations, for further distribution to such Persons, and to the extent required by applicable Treasury Regulations, information with respect to any “original issue discount” accruing on the Class E Notes and the Class F Notes.

ARTICLE 6

[RESERVED]

ARTICLE 7

THE CUSTODIAN AND BACKUP SERVICER

SECTION 7.1 Appointment.

Subject to the terms and conditions hereof, Wells Fargo Bank, National Association, a national banking association, is hereby appointed as the Custodian and Backup Servicer with respect to the Collateral and the Transferred Property, and Wells Fargo Bank, National Association hereby accepts such appointments and agrees to act as Custodian and Backup Servicer with respect to the Collateral for the Indenture Trustee and the Noteholders and the Transferred Property, and to perform the other duties of the Custodian and Backup Servicer in accordance with the provisions of this Agreement and the other Basic Documents.

SECTION 7.2 Representations of the Custodian and Backup Servicer.

Wells Fargo Bank, National Association, as Backup Servicer and Custodian, makes the following representations for the benefit of the Securityholders, the Issuer, the Grantor Trust, the Servicer and the Seller.  The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and each Subsequent Transfer Date.

(a) Organizations and Good Standing.  Wells Fargo Bank, National Association is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b) Due Qualification.  Wells Fargo Bank, National Association is duly qualified to do business as a national banking association in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business (including the servicing of the Receivables as required by this Agreement) or the consummation of the transactions contemplated by the Basic Documents requires or shall require such qualification.

(c) Power and Authority.  Wells Fargo Bank, National Association has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties as Custodian and Backup Servicer hereunder, and the execution and delivery by Wells Fargo Bank, National Association of this Agreement and the other Basic Documents to which it is a party as Custodian or Backup Servicer, and the performance by Wells Fargo Bank, National Association of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by Wells Fargo Bank, National Association, or the performance by Wells Fargo Bank, National Association, of this Agreement and such other Basic Documents.

(d) Valid and Binding Obligation.  Wells Fargo Bank, National Association has duly executed and delivered this Agreement and each other Basic Document to which it is a party as Custodian or Backup Servicer, and each of this Agreement and each such other Basic Document constitutes the legal, valid and binding obligation of Wells Fargo Bank, National Association, enforceable against Wells Fargo Bank, National Association in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

ARTICLE 8

THE SELLER

SECTION 8.1 Representations of the Seller.  The Seller makes the following representations for the benefit of the Securityholders and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Indenture Trustee is deemed to have relied in executing and performing pursuant to this Agreement, the Indenture and the other Basic Documents to which it is a party.  The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and each Subsequent Transfer Date, and shall survive each sale of the Receivables to the Issuer, the contribution thereof to the Grantor Trust pursuant to the Grantor Trust Agreement, the pledge of the Grantor Trust Certificate under the Indenture and the issuance of the Notes and the Residual Pass-through Certificates.

(a) Organization and Good Standing.  The Seller has been duly formed and is validly existing as a limited liability company solely under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(b) Due Qualification.  The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business or the consummation of the transactions contemplated by the Basic Documents shall require such qualifications.

(c) Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(d) Valid Sale, Binding Obligations.  This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation.  The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of formation or the limited liability company agreement of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(f) No Proceedings.  There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Securities or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) relating to the Seller and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

(g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

(h) Financial Condition.  The Seller is able to and does pay its liabilities as they mature.  The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith that do not involve an obligation of the Seller on a promissory note.  The Seller will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and such transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

(i) Fraudulent Conveyance.  The Seller is not selling the Receivables to the Trust with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Receivables to the Trust.

(j) Tax Returns.  The Seller has filed on a timely basis all tax returns which are required to be filed by it and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided by the books of the Seller).

(k) Certificates, Statements and Reports.  Neither this Agreement nor any officer’s certificates, statements, reports or other documents prepared by Seller and furnished by Seller to the Indenture Trustee pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby (including but not limited to information regarding loan loss and delinquency experience), when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(l) Legal Counsel, etc.  Seller consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

(m) Chief Executive Office.  The chief executive office of the Seller is at 3800 Howard Hughes Pkwy., Suite 1400, Las Vegas, NV 89169.

(n) Separateness Covenants.  The Seller is in compliance in all material respects with Section 9(b) of its limited liability company agreement relating to the separateness of the Seller from any other Person.

SECTION 8.2 Sale Treatment .  The Seller agrees to treat the conveyances hereunder as secured financings for tax and accounting purposes and as a sale for all other purposes (including without limitation legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.

SECTION 8.3 Changes to Seller’s Contract Purchase Guidelines.  The Seller covenants that it will not make any material changes to the Seller’s Contract Purchase Guidelines, or its classification of Obligors within such programs during the Funding Period unless, after giving effect to any such changes, the Rating Agency Condition is satisfied.

SECTION 8.4 Liability of Seller; Indemnities.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Securityholders, the Backup Servicer, the Custodian and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Custodian and the Backup Servicer and except any taxes to which the Delaware Trustee, the Grantor Trust Trustee, Owner Trustee or the Indenture Trustee may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer and the Securityholders, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Notes and the Residual Pass-through Certificates) and costs and expenses in defending against the same.

(b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Custodian and the Securityholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misconduct, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of Federal or State securities laws in connection with the offering and sale of the Notes or the Residual Pass-through Certificates.

(c) The Seller shall indemnify, defend and hold harmless each of the Owner Trustee, the Indenture Trustee, the Custodian and the Backup Servicer and its respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents (other than overhead and expenses incurred in the normal course of business) except to the extent that such cost, expense, loss, claim, damage or liability shall be due to such entity’s (or its officers’, directors’, employees’ or agents’) willful misconduct, bad faith or negligence (except for errors in judgment).

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Custodian or the Backup Servicer and the termination or assignment of this Agreement or the Indenture or the Issuer Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation.  If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 8.5 Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Trust Property and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 8.6 Limitation on Liability of Seller and Others.  The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 8.7 Seller May Own Residual Pass-through Certificates or Notes.  The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.  Securities so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority or distinction as among all of the Securities; provided, however, that any Notes owned by the Seller or any Affiliate thereof, during the time such Securities are so owned by them, shall be without voting rights for any purpose set forth in the Basic Documents.  The Seller shall notify the Owner Trustee and the Indenture Trustee promptly after it or any of its Affiliates become the owner of a Security.

ARTICLE 9

THE SERVICER

SECTION 9.1 Representations of Servicer.  The Servicer makes the following representations for the benefit of the Securityholders, on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Indenture Trustee is deemed to have relied in executing and performing pursuant to this Agreement, the Indenture and the other Basic Documents to which it is a party.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and as of each Subsequent Transfer Date, and shall survive the sale of the Receivables to the Issuer, the contribution thereof to the Grantor Trust and the pledge of the Grantor Trust Certificate to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing.  The Servicer has been duly incorporated and is validly existing as a corporation solely under the laws of the State of California, in good standing thereunder, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) or the consummation of the transactions contemplated by the Basic Documents requires or shall require such qualification.

(c) Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation.  This Agreement and the Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation.  The consummation of the transactions contemplated by this Agreement and the Basic Documents to which to the Servicer is a party, and the fulfillment of the terms of this Agreement and the Basic Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

(f) No Proceedings.  There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) except for the Pending Litigation, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Securities or any of the Basic Documents or (D) relating to the Servicer and which might adversely affect the Federal or State income, excise, franchise or similar tax attributes of the Securities.

(g) No Consents.  No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained.

(h) Taxes The Servicer has filed on a timely basis all tax returns which are required to be filed by it and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer).

SECTION 9.2 Liability of Servicer; Indemnities.

(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(i) The Servicer shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee, the Backup Servicer, the Custodian and the Securityholders from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Affiliate or agent or sub-contractor thereof of any Financed Vehicle;

(ii) The Servicer (unless the Backup Servicer is the Servicer) shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Owner Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Backup Servicer, the Custodian and the Securityholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including federal or other income taxes, including franchise taxes (other than Texas Franchise Tax, if CPS is the Servicer) asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Securities and, in the case of the Issuer and the Securityholders, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Notes and Residual Pass-through Certificates) and costs and expenses in defending against the same;

(iii) The Servicer shall indemnify, defend and hold harmless the Trust, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Custodian, each Placement Agent, their respective officers, directors, agents and employees and the Securityholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee, the Backup Servicer, the Custodian, each Placement Agent or the Securityholders or such officers, directors, agents or employees through the negligence, willful misconduct or bad faith of the Servicer in the performance of its duties under this Agreement, by reason of reckless disregard of its obligations and duties under this Agreement or as a result of a breach of any representation or warranty made by the Servicer in this Agreement (without regard to any exception relating to the Pending Litigation).

(iv) The Servicer shall indemnify, defend, and hold harmless the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee, the Custodian and the Backup Servicer from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained or in the Issuer Trust Agreement, if any, except to the extent that such cost, expense, loss, claim, damage or liability:  (A) shall be due to the willful misconduct, bad faith, or negligence (except for errors in judgment) of the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee, the Custodian or the Backup Servicer, as applicable or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee, the Custodian or the Backup Servicer.

(v) CPS shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee, the Backup Servicer, the Custodian and the Securityholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from CPS’s involvement in, or the effect on any Receivable as a result of, the Pending Litigation.

(b) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless any Noteholders for any losses, claims, damages or liabilities incurred by any Securityholders arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or Section 4975 of the Code as a result of the purchase or holding of a Security by such Noteholder with the assets of a plan subject to such provisions of ERISA or the Code or the servicing, management and operation of the Trust.

(c) For purposes of this Section 9.2, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.3) as Servicer pursuant to Section 10.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 10.2.  The provisions of this Section 9.2(c) shall in no way affect the survival pursuant to Section 9.2(d) of the indemnification by the Servicer provided by Section 9.2(a).

(d) Indemnification under this Section 9.2 shall survive the termination or assignment of this Agreement and any resignation or removal of CPS as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

(e) Notwithstanding anything herein to the contrary, the Backup Servicer may subservice any and all of its duties and responsibilities hereunder, including but not limited to its duties as successor Servicer hereunder, should the Backup Servicer become the successor Servicer pursuant to Section 9.6 hereof; provided that the Rating Agency Condition shall have been satisfied with respect to such subservicing.  No such delegation or sub-contracting of duties by the Backup Servicer, including as successor Servicer, shall relieve the Backup Servicer of its responsibilities with respect to such duties.

(f) The Backup Servicer shall incur no liability if, by reason of any provision of any future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Backup Servicer shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

(g) In no event shall the Backup Servicer be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) even if the Backup Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.3 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer»

.

(a) CPS shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to CPS’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of CPS contained in this Agreement.  Any corporation (i) into which CPS may be merged or consolidated, (ii) resulting from any merger or consolidation in which CPS shall be a constituent corporation, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of CPS, or (iv) succeeding to the business of CPS, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of CPS under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to CPS under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release CPS from any obligation.  CPS shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Securityholders and the Rating Agencies.  Notwithstanding the foregoing, CPS shall not merge or consolidate with any other Person or permit any other Person to become a successor to CPS’s business, unless (x) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Sections 9.1 (other than clause (a) with respect to its state of incorporation and clause (i)) or 4.6 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) CPS shall have delivered to the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) CPS shall have delivered to the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Trust Property or the Grantor Trust Trustee in the Receivables and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) The Backup Servicer may consolidate with any Person.  Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation in which the Backup Servicer shall be a constituent corporation, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

SECTION 9.4 Limitation on Liability of Servicer, Backup Servicer and Others.  Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Trust or the Securityholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misconduct, bad faith or negligence in the performance of duties.  CPS, the Backup Servicer and any director, officer, employee or agent of CPS or the Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.  In addition, the Backup Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 9.5 Delegation of Duties.  The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive receivables; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 9.6 Servicer and Backup Servicer Not to Resign
(a) Subject to the provisions of Section 9.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner that would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, or, (ii) in the case of the Backup Servicer, upon the prior written consent of Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class.  Any such determination permitting the resignation of the Servicer or Backup Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Indenture Trustee and the Owner Trustee.  No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to Section 10.3.  No resignation of the Backup Servicer shall become effective until a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 9.6, the Backup Servicer may petition a court for its removal, and the initial Servicer shall bear the costs of such petition (including reasonable attorneys’ fees).

SECTION 9.7 Rights of the Backup Servicer
(a) To the extent that such roles are performed by different Persons, the Backup Servicer shall not be imputed with any knowledge of, or information possessed or obtained by, the Indenture Trustee, the Grantor Trust Trustee or Custodian and vice versa.

(b) The Backup Servicer, solely in that capacity (and not as successor Servicer), shall be entitled to each protection, privilege or indemnity afforded to the Indenture Trustee, mutatis mutandis, under the terms of Sections 6.1(b)(ii), 6.1(c)(iii), 6.1(f), 6.1(m), 6.2(a), 6.2(b), 6.2(c), 6.2(d), 6.2(g), 6.2(h), 6.2(k), 6.2(n), 6.2(o), 6.2(p) and 6.2(q) of the Indenture; provided, that, to the extent there is a conflict between any such provisions and the express duties of the Backup Servicer hereunder, the provisions of this Agreement shall control.

ARTICLE 10

DEFAULT

SECTION 10.1 Servicer Termination Event.  For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to any Noteholder or to the Trust Paying Agent for distribution to any Residual Certificateholder, or for deposit into the Collection Account or the Series 2016-A Spread Account, any payment required under the terms of this Agreement, which failure continues unremedied for a period of two Business Days (one Business Day with respect to the payment of Purchase Amounts) after the earlier of (i) knowledge thereof by a Responsible Officer of the Servicer and (ii) written notice thereof shall have been given to the Servicer by the Indenture Trustee or by Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class; or

(b) Failure by the Servicer to deliver to the Indenture Trustee the Servicer’s Certificate within three days after the date on which such Servicer’s Certificate is required to be delivered under Section 4.9; or

(c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or, if the Servicer is CPS, failure of CPS to duly perform any other covenants or agreements of CPS set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders and (ii) continues unremedied for a period of 30 days after the earlier of knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or by Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class; or

(d) The occurrence of an Insolvency Event with respect to the Servicer or the Seller; or

(e) Failure on the part of the Servicer to observe its covenants and agreements relating to (i) merger or consolidation or (ii) preservation of its ownership (or security interest) in repossessed Financed Vehicles delivered for sale to dealers; or

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in this Agreement relating to the characteristics of the Receivables), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Securityholders and, within 30 days after the earlier of (i) knowledge thereof by a Responsible Officer of the Servicer or (ii) after written notice thereof shall have been given to the Servicer by the Indenture Trustee or by Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

SECTION 10.2 Consequences of a Servicer Termination Event.  If a Servicer Termination Event shall occur and be continuing, the Indenture Trustee shall terminate, at the written direction of the Holders of Notes evidencing not less than a majority of the aggregate outstanding Note Balance of the Controlling Class by notice given in writing to the Servicer and the Backup Servicer, all of the rights and obligations of the Servicer under this Agreement.  If a Servicer Termination Event shall occur and be continuing on or after the date on which each class of Notes has been repaid in full, the Majority Certificateholders may terminate by notice given in writing to the Servicer and the Backup Servicer all of the rights and obligations of the Servicer under this Agreement.  The Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination.  On or after the receipt by the Servicer of such written notice or upon the date, if any, specified in such notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Residual Pass-through Certificates, the Receivables or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed under Section 10.3); provided, however, that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer.  The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files that shall at the time be held by the terminated Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property.  All reasonable costs and expenses (including reasonable attorneys’ fees and boarding fees) incurred in connection with transferring any Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.2 shall be paid by the terminated Servicer upon presentation of reasonable documentation of such costs and expenses.  In addition, any successor Servicer shall be entitled to payment from the terminated Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to Section 5.7(a).  Upon receipt of notice of the occurrence of a Servicer Termination Event, the Indenture Trustee shall give notice thereof to the Rating Agencies.  The successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the successor Servicer’s expense, which shall be reimbursable pursuant to the terms of clause (iii) of Section 5.7(a). The terminated Servicer shall grant the Indenture Trustee and the successor Servicer reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 10.3 Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2 or upon the resignation of the Servicer pursuant to Section 9.6, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice, and, in the case of resignation, until a successor Servicer has been appointed (the “Assumption Date”).  Subject to prior selection of a successor Servicer in accordance with subsection (b) below, in the event of a termination or resignation of the Servicer, Wells Fargo Bank, National Association, as Backup Servicer, shall automatically assume the obligations of the Servicer hereunder on the Assumption Date, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto in this Agreement except as otherwise indicated herein.  Notwithstanding the foregoing, if the Backup Servicer is the outgoing Servicer or shall be unwilling or legally unable to act as successor Servicer, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor Servicer hereunder.  Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Unless Holders of Notes evidencing not less than a majority of the aggregate outstanding Note Balance of the Controlling Class have previously confirmed in writing that the Backup Servicer shall become successor Servicer upon the Servicer’s resignation or removal, the Holders of Notes evidencing not less than a majority of the aggregate outstanding Note Balance of the Controlling Class may at any time thirty (30) days (i) prior to the effective date of the resignation of the Servicer or (ii) prior to the Assumption Date, appoint a Person that is an Eligible Servicer other than the Backup Servicer to become the successor Servicer in accordance with Section 10.2 on and after the Assumption Date or the resignation of the Servicer.  Prior to such assumption, such successor Servicer shall execute and deliver a written assumption agreement by such Person to serve as Servicer.  If upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.6, the Holders of Notes evidencing not less than a majority of the aggregate outstanding Note Balance of the Controlling Class appoint a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder, including its obligation to become successor Servicer; provided that pending the assumption of the servicing duties by a successor Servicer appointed by the Holders of Notes evidencing not less than a majority of the aggregate outstanding Note Balance of the Controlling Class, the Backup Servicer shall not be deemed to have assumed any of the obligations of the successor Servicer hereunder.

(c) Notwithstanding the Backup Servicer’s assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of CPS as Servicer under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, for any duties, responsibilities, obligations or liabilities of CPS or any predecessor Servicer (i) arising under Sections 4.7 and 9.2, regardless of when the liability, duty, responsibility or obligation of CPS or any predecessor Servicer therefor arose, (ii) required to be performed by CPS or any predecessor Servicer prior to the Assumption Date or any claim of any third party based on any alleged action or inaction of CPS or any predecessor Servicer, or (iii) with respect to the payment of any taxes required to be paid by CPS or any predecessor Servicer.  The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer, are expressly limited to those instances of gross negligence or willful misconduct of the Backup Servicer in its role as successor Servicer that occur after the Assumption Date.

(d) Any successor Servicer, including the Backup Servicer, shall be entitled to receive the Servicing Fee and Additional Servicing Compensation as compensation and its reimbursable expenses in accordance with the priority of payments set forth in Section 5.7(a).

(e) Notwithstanding anything contained in this Agreement to the contrary, the successor Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the predecessor Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the predecessor Servicer.  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Error makes it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Error (collectively, “Continuing Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the successor Servicer agrees to use its best efforts to prevent further Continuing Errors.  If the successor Servicer becomes aware of Errors or Continuing Errors, it shall use its best efforts, at the direction of Holders constituting a majority of the aggregate outstanding Note Balance of the Controlling Class, which shall have been given prior written notice by the Indenture Trustee (upon receipt of notice from the successor Servicer) of the nature of such Errors and Continuing Errors, to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors.  The successor Servicer shall be entitled to recover its costs expended in connection with such efforts in accordance with Section 5.7(a).

SECTION 10.4 Notification to Securityholders.  Upon any termination of, or appointment of a successor to, the Servicer, the Indenture Trustee shall give prompt written notice thereof to each Securityholder, the Grantor Trust Trustee, the Owner Trustee and to the Rating Agencies.

SECTION 10.5 Waiver of Past Defaults.  The Holders of Notes evidencing not less than a majority of the aggregate outstanding Note Balance of the Controlling Class may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations under this Agreement and the consequences thereof (except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the terms of this Agreement).  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 10.6 Action Upon Certain Failures of the Servicer.  In the event that the Indenture Trustee shall have received written notice, or a Responsible Officer of the Indenture Trustee shall have actual knowledge, of any failure of the Servicer specified in Section 10.1 that would give rise to a right of termination under such Section upon the Servicer’s failure to remedy the same after notice, the Indenture Trustee shall give notice thereof to the Servicer.  For all purposes of this Agreement (including, without limitation, this Section 10.6), the Indenture Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in  Sections 10.1(c) through (f) unless notified thereof in writing by the Servicer or by a Securityholder.  The Indenture Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 10.1.

ARTICLE 11

TERMINATION

SECTION 11.1 Optional Purchase of All Receivables.

(a) On any Payment Date on or after the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Collateral Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts.  To exercise such option, the Servicer shall (subject to the proviso below) deposit in the Collection Account pursuant to Section 5.6 an amount equal to the fair market value of the Receivables (including Liquidated Receivables) as of such date, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the amount to be paid for such purchase shall be sufficient to pay the (i) the aggregate outstanding Note Balance, (ii) accrued and unpaid interest on the Notes, and (iii) the unpaid expenses of the Trust, including without limitation expenses incurred by the Trust in connection with the exercise of such repurchase option.  Upon receipt of an amount equal to the fair market value of the Receivables and written instructions from the Servicer, the Indenture Trustee shall direct the Custodian to release (and the Custodian shall promptly release) to the Servicer or its designee the related Receivables Files and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Indenture Trustee and necessary to vest in the Servicer or such designee title to the Grantor Trust Certificate.  To the extent such option to purchase the Owner Trust Estate is rescinded pursuant to Section 10.1 of the Indenture, the Securityholders shall on the related Payment Date receive the payments of interest and principal that would be due to the Securityholders on such Payment Date as if such option to purchase the Owner Trust Estate had never been exercised.

(b) Notice of any termination of the Trust shall be given by the Servicer, which notice shall include, among other things, the items specified in Section 9.1(c) of the Issuer Trust Agreement, to the Owner Trustee, the Indenture Trustee, the Custodian and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

ARTICLE 12

ADMINISTRATIVE DUTIES OF THE SERVICER

SECTION 12.1 Administrative Duties.

(a) Duties with Respect to the Indenture.  The Servicer shall perform all its duties and the duties of the Issuer under the Indenture.  In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture.  The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture.  The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.  In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.17, 5.1(b), 8.3, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b) Duties with Respect to the Issuer and Grantor Trust.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by (A) the Issuer or the Owner Trustee and (B) the Grantor Trust, the Grantor Trust Trustee or the Delaware Trustee, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee or the Delaware Trustee, or the Grantor Trust, the Grantor Trust Trustee or the Delaware Trustee, to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under State and federal tax and securities laws, and at the request of the Owner Trustee or the Grantor Trust Trustee or Delaware Trustee shall take all appropriate action that it is the duty of the Issuer or the Grantor Trust, as applicable, to take pursuant to this Agreement or any of the Basic Documents.  In accordance with the directions of the Issuer or the Owner Trustee and the Grantor Trust, the Grantor Trust Trustee or the Delaware Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral and the Grantor Trust Estate (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and the Grantor Trust, the Grantor Trust Trustee or the Delaware Trustee, and are reasonably within the capability of the Servicer.  The Servicer shall perform its administrative duties with respect to the Issuer in accordance with the requirements enumerated in Section 6.7 of the Issuer Trust Agreement and with respect to the Grantor Trust in accordance with the requirements enumerated in Section 6.7 of the Grantor Trust Agreement.  The Servicer shall monitor the activities of the Issuer to assure compliance by the Issuer with the requirements of Section 6.7 of the Issuer Trust Agreement and the Grantor Trust with the requirements of Section 6.7 of the Grantor Trust Agreement.  The Servicer shall promptly take such action as may be required to correct any noncompliance by the Issuer with the requirements of Section 6.7 of the Issuer Trust Agreement and by the Grantor Trust with the requirements of Section 6.7 of the Grantor Trust Agreement.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Noteholder as contemplated by this Agreement.  Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of (A) the Issuer or the Seller set forth in Section 5.1 of the Issuer Trust Agreement with respect to, among other things, accounting and reports to Residual Certificateholders and (B) the Grantor Trust or the Issuer set forth in Section 5.1 of the Grantor Trust Agreement; provided, however, that, once prepared by the Servicer, the Owner Trustee and the Grantor Trust Trustee shall retain responsibility for the distribution of any such reports or accounting actually provided to the Owner Trustee or Grantor Trust Trustee, respectively, and necessary to enable each Residual Certificateholder or the Issuer to prepare its Federal and State income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in (A) Section 10.2 of the Issuer Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and (B) Section 10.2 of the Grantor Trust Agreement required to be performed in connection with the resignation or removal of the Delaware Trustee or Grantor Trust Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters.  The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Issuer Trust Agreement, including without limitation, Internal Revenue Service Form 1099.  The Servicer shall prepare and file, on behalf of the Grantor Trust, all tax returns, tax elections, financial statements and such annual or other reports of the Grantor Trust as are necessary for preparation of tax reports as provided in Article V of the Grantor Trust Agreement, including, upon request from the Grantor Trust Trustee, Internal Revenue Service Form 1099.  All tax returns will be signed by the person required or authorized to sign such returns under applicable law.  All tax reporting shall be done in compliance with Treasury Regulation 1.671-5.

(d) Non-Ministerial Matters.  With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (i), (ii), (iii) and (iv) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i) the amendment of or any supplement to the Indenture;

(ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(iii) the amendment, change or modification of this Agreement or any of the Basic Documents;

(iv) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(v) the removal of the Indenture Trustee.

(e) Exceptions.  Notwithstanding anything to the contrary in this Agreement except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity as such hereunder, shall not be obligated to, and shall not, (1) make any payments to the Securityholders under the Basic Documents, (2) sell the Owner Trust Estate pursuant to Section 5.3 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f) Limitation of Successor Servicer’s Obligations.  The successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 12.1.

SECTION 12.2 Records.  The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Backup Servicer, the Delaware Trustee, the Grantor Trust Trustee, the Owner Trustee and the Indenture Trustee at any time during normal business hours.

SECTION 12.3 Additional Information to be Furnished to the Issuer.  The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral and the Receivables as the Issuer shall reasonably request.

ARTICLE 13

MISCELLANEOUS PROVISIONS

SECTION 13.1 Amendment.

(a) This Agreement may be amended from time to time by the parties hereto without the consent of any of the Noteholders or any other Person (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement, (iii) to comply with any changes in the Code, (iv) to cause the provisions of this Agreement to confirm or be consistent with or in furtherance of the statements made in the Memorandum with respect to the Notes, the parties hereto or this Agreement, or (v) to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such amendment (other than an amendment effected pursuant to clause (iv) above) shall not, as evidenced by an Opinion of Counsel or an Officer’s Certificate of the Seller delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder without such Noteholder’s consent.  Any such amendment shall be deemed to not adversely affect in any material respect the interests of a Noteholder if the Rating Agency Condition with respect to the related Class is satisfied (and upon such satisfaction, no Opinion of Counsel or Officer’s Certificate shall be necessary with respect to the related Class).

This Agreement may also be amended from time to time by the parties hereto, with the consent of Holders of a majority of the aggregate outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, without the consent of each Noteholder affected thereby, no such amendment shall, (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders, (b) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto; (c) reduce the percentage of the Note Balance of each Class of Notes, the Holders of which are required to consent to any such amendment; or (d) adversely affect in any material respect the interests of any  Noteholder.  Any such amendment shall be deemed to not adversely affect in any material respect the interests of a Noteholder if the Rating Agency Condition with respect to the related Class is satisfied.

Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Rating Agencies.  All reasonable out-of-pocket expenses actually incurred by the Indenture Trustee, Backup Servicer and Custodian in connection with an amendment hereunder shall be paid from the Owner Trust Estate in accordance with Section 5.7(a) of this Agreement or Section 5.6 of the Indenture.

It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee, as applicable, may prescribe.

Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution of that amendment have been met and the Opinion of Counsel referred to in Section 13.2(i)(i) has been delivered.  The Owner Trustee, the Backup Servicer, the Custodian and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Issuer’s, the Owner Trustee’s, the Backup Servicer’s, the Custodian’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(b) Notwithstanding the foregoing, no amendment shall be made that would cause the Trust to be classified for United States Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

SECTION 13.2 Protection of Title to Trust.

(a) The Seller or Servicer or both shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Trustee in the Collateral and in the proceeds thereof.  The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Seller nor the Servicer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of section 9-506(a) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.  Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel to the Issuer, the Owner Trustee and the Indenture Trustee stating either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Grantor Trust Certificate, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days’ prior written notice of any change in its jurisdiction of organization if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.  The Servicer shall at all times maintain its jurisdiction of organization within the United States of America.  Each of the Seller and Servicer shall at all times be organized solely under the laws of one State.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust.  Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g) The Servicer shall permit the Indenture Trustee, the Backup Servicer, the Owner Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Owner Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Owner Trust Estate.

(i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

(i) if required pursuant to Section 13.1, promptly after the execution and delivery of each amendment, waiver or consent, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Grantor Trust Certificate, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Grantor Trust Certificate, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 13.3 Notices.

(a) All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Grantor Trust, the Custodian, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, electronically delivered (to the extent provided below), or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to CPS Receivables Five LLC, 3800 Howard Hughes Pkwy., Suite 1400, Las Vegas, NV 89169, (b) in the case of the Servicer to Consumer Portfolio Services, Inc., 19500 Jamboree Road, Irvine, CA 92612, Attention: Chief Operating Officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (d) in the case of the Indenture Trustee, the Custodian or the Backup Servicer, at the Corporate Trust Office of the Indenture Trustee, (e) in the case of the Delaware Trustee, at the Corporate Office of the Delaware Trustee, (f) in the case of the Grantor Trust or Grantor Trust Trustee, at the Corporate Office of the Grantor Trust Trustee, (g) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com; for any information not available in electronic format, send hard copies to: Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group, and (h) in the case of DBRS, via electronic delivery to ABS_surveillance@dbrs.com; for any information not available in electronic format, send hard copies to:  DBRS, Inc., ABS Surveillance, 140 Broadway, 35th Floor, NY, NY 10005.  Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Certificate Register or Note Register, as applicable.  Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder shall receive such notice.

(b) Any notice delivered to the Noteholders or to the Indenture Trustee for distribution to the Noteholders shall also be delivered concurrently to the Residual Certificateholders or to the Owner Trustee for distribution to the Residual Certificateholders by the party responsible for delivering such notice to the Noteholders or to the Indenture Trustee for distribution to the Noteholders.

SECTION 13.4 Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.5 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Grantor Trust, the Custodian, the Backup Servicer and the Holders of Notes evidencing not less than 66 and 2/3% of the Note Balance of each Class of Notes, and prompt written notice to the Rating Agencies.

SECTION 13.5 Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Owner Trustee, the Delaware Trustee, the Grantor Trust Trustee, the Residual Certificateholders and the Noteholders, as third-party beneficiaries.   Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 13.6 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13.7 Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 13.8 Headings.  The headings of the various Articles and Sections herein and the Table of Contents attached hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 13.9 Governing Law; Waiver of Jury Trial; Jurisdiction.  EXCEPT AS PROVIDED OTHERWISE IN SECTION 13.17, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  THE PARTIES HERETO ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS INDENTURE; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 13.10 Assignment to Trustee.  The Grantor Trust hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Issuer Secured Parties of all right, title and interest of the Issuer in, to and under the Grantor Trust Certificate and its rights under the Grantor Trust Agreement, including the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 13.11 Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Seller, the Custodian, the Grantor Trust, the Delaware Trustee, the Grantor Trust Trustee or the Backup Servicer shall, prior to the date that is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, none of the Servicer or the Backup Servicer shall, prior to the date that is one year and one day after the termination of this Agreement in accordance with Article XI, with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any Federal or State bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 13.12 Limitation of Liability of Owner Trustee and Trustee.

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Indenture Trustee, Grantor Trust Trustee, Custodian and Backup Servicer and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall Wells Fargo Bank, National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee or the Delaware Trustee under the Delaware Statutory Trust Statute, common law, or the Issuer Trust Agreement or Grantor Trust Agreement.

SECTION 13.13 Independence of the Servicer.  For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Grantor Trust, the Grantor Trust Trustee, the Delaware Trustee, the Indenture Trustee, the Custodian and Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer, the Owner Trustee, the Grantor Trust, the Delaware Trustee or the Grantor Trust Trustee in any way and shall not otherwise be deemed an agent of any of them.

SECTION 13.14 No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Servicer and any of the Issuer, the Owner Trustee, the Grantor Trust, the Delaware Trustee or the Grantor Trust Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 13.15 Covenant of Indenture Trustee and Servicer Regarding Rule 15Ga-1

If the Seller, CPS, the Servicer or the Indenture Trustee (each a “Repurchase Request Recipient”): (1) receives a Repurchase Request; or (2) receives a withdrawal of a Repurchase Request by the Person making such Repurchase Request, then such party shall give written notice thereof to the Seller and CPS promptly but in any case within ten (10) Business Days from the date of receipt thereof.  Each notice required by this Section 13.15 (a “Rule 15Ga-1 Notice”) shall include: (i) the date the Repurchase Request was received by the Repurchase Request Recipient or the date the withdrawal of the Repurchase Request was received by the Repurchase Request Recipient, as the case may be; (ii) the identity of the related Receivable; (iii) the identity of the Person making the Repurchase Request, (iv) the basis for the Repurchase Request asserted by the Person making the Repurchase Request, to the extent known to the Repurchase Request Recipient; (v) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue a repurchase pursuant to Section 3.2(a) with respect to any Receivables related to such Repurchase Request; and (vi) any written correspondence from the Person making the Repurchase Request to the extent related to such Repurchase Request.  Each Rule 15Ga-1 Notice may be delivered by electronic means to the e-mail address of CPS set forth below.

None of the Indenture Trustee or the Servicer (other than CPS) shall accept any oral Repurchase Request, and each of the Indenture Trustee and the Servicer (other than CPS) shall direct any Person making an oral Repurchase Request to submit it in writing (including through email) to CPS.  Such Repurchase Requests must be submitted in writing (including through email) to repurchase@consumerportfolio.com  or such other email address as CPS shall designate from time to time) with a subject line of “Repurchase Request – CPS ART 2016-A”.

The parties hereto acknowledge and agree that the purpose of this Section 13.15 is to facilitate compliance by CPS and the Seller with Rule 15Ga-1 and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”). The parties hereto acknowledge that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Securities Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with reasonable requests made by CPS and the Seller in good faith for delivery of information under these provisions on the basis of such evolving interpretations. The Indenture Trustee shall cooperate fully with CPS and the Seller to deliver any and all records and any other information necessary in the good faith determination of CPS and the Seller to permit them to comply with the provisions of the Repurchase Rules and Regulations.

SECTION 13.16 Acknowledgment of Roles

The parties expressly acknowledge and consent to Wells Fargo Bank, National Association acting in the multiple capacities of Backup Servicer, Custodian, Grantor Trust Trustee and Indenture Trustee under the Basic Documents.  The parties agree that Wells Fargo Bank, National Association in such multiple capacities shall not be subject to any claim, defense or liability arising from its performance in any such capacity based on conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of any other such capacity or capacities in accordance with this Agreement or any other Basic Documents to which it is a party.

SECTION 13.17 Intention of Parties Regarding Delaware Securitization Act.  It is the intention of the Seller and the Issuer that the transfer and assignment of the Transferred Property contemplated by Section 2.1 shall constitute a sale of the Transferred Property from the Seller to the Issuer, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to the Transferred Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.  In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Issuer pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

(b) none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Issuer pursuant to this Agreement;

(c) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and

(d) the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

CPS AUTO RECEIVABLES TRUST 2016-A
By:        WILMINGTON TRUST, NATIONAL ASSOCIATION,not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By: /s/ Erwin Soriano
Name: Erwin Soriano
Title:  Vice President

CPS RECEIVABLES FIVE LLC, as Seller

By: /s/ Mark Creatura
Name: Mark Creatura
Title: Vice President

CONSUMER PORTFOLIO SERVICES, INC., in its individual capacity and in its capacity as Servicer
By: /s/ Jeffrey Fritz
Name: Jeffrey Fritz
Title: Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Backup Servicer, Custodian and Trustee

By: /s/ Brett Hudson
Name: Brett Hudson
Title: Vice President

CPS AUTO RECEIVABLES GRANTOR TRUST 2016-A
By:  Wells Fargo Bank, National Association, not in its individual capacity, but solely as Grantor Trust Trustee

By: /s/ Brett Hudson
Name: Brett Hudson
Title: Vice President